Exhibit 4.1

Execution Version

INDENTURE

Dated as of June 22, 2022

Among

COGENT COMMUNICATIONS GROUP, INC.

THE GUARANTORS PARTY HERETO

and

WILMINGTON TRUST, NATIONAL ASSOCIATION
as Trustee

7.000% SENIOR NOTES DUE 2027

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Page

ARTICLE 7

TRUSTEE

Section 7.01	Duties of Trustee	82
Section 7.02	Rights of Trustee	83
Section 7.03	Individual Rights of Trustee	84
Section 7.04	Trustee’s Disclaimer	85
Section 7.05	Notice of Defaults	85
Section 7.06	[Reserved]	85
Section 7.07	Compensation and Indemnity	85
Section 7.08	Replacement of Trustee	86
Section 7.09	Successor Trustee by Merger, Etc.	87
Section 7.10	Eligibility; Disqualification	87

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01	Option to Effect Legal Defeasance and/or Covenant Defeasance	87
Section 8.02	Legal Defeasance and Discharge	87
Section 8.03	Covenant Defeasance	88
Section 8.04	Conditions to Legal or Covenant Defeasance	88
Section 8.05	Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions	90
Section 8.06	Repayment to Company	90
Section 8.07	Reinstatement	90

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01	Without Consent of Holders	91
Section 9.02	With Consent of Holders	92
Section 9.03	Compliance with Trust Indenture Act	93
Section 9.04	Effect of Consents	93
Section 9.05	Notation on or Exchange of Notes	93
Section 9.06	Trustee to Sign Amendments, Etc.	94
ARTICLE 10

	[RESERVED]

ARTICLE 11

	[RESERVED]	94

ARTICLE 12
	[RESERVED]	94

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EXHIBITS

Exhibit A	Form of Note
Exhibit B	Form of Certificate of Transfer
Exhibit C	Form of Certificate of Exchange
Exhibit D	Form of Certificate of Acquiring Institutional Accredited Investor
Exhibit E	Form of Supplemental Indenture to Be Delivered by Subsequent Guarantors

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INDENTURE, dated as of June 22, 2022, among Cogent Communications Group, Inc., a Delaware corporation (the “Company”), the Guarantors (as defined herein) listed on the signature pages hereto and Wilmington Trust, National Association, a national banking association duly organized and existing under the laws of the United States of America, as Trustee.

W I T N E S S E T H

WHEREAS, the Company has duly authorized the creation of (i) an issue of $450,000,000 aggregate principal amount of 7.000% Senior Notes due 2027 (the “Initial Notes”) and (ii) any Additional Notes (together with, unless the context otherwise requires, the Initial Notes, the “Notes”) that may be issued after the Issue Date;

WHEREAS, the Company and the Guarantors have duly authorized the execution and delivery of this Indenture; and

WHEREAS, all things necessary (i) to make the Initial Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and (ii) to make this Indenture a valid agreement of the Company, all in accordance with their respective terms, have been done.

NOW, THEREFORE, the Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders.

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01        Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A attached hereto, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Additional Notes” means additional Notes (other than the Initial Notes) issued from time to time under this Indenture in accordance with Sections 2.02 and 4.03 as part of the same series as the Initial Notes, it being understood that any Notes issued in exchange for or replacement of any Initial Notes shall not be Additional Notes.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. The terms “controlling,” “controlled by” and “under direct or indirect common control with” will have correlative meanings.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Applicable Premium” means, with respect to any Note on any applicable redemption date, as calculated by the Company, the greater of:

(i)	1.0% of the then-outstanding principal amount of such Note; and

(ii)	the excess, if any, of:

(A)	the present value at such redemption date of (1) the redemption price of such Note at June 15, 2024 (as described in Section 3.07) plus (2) all remaining required interest payments due on such Note through June 15, 2024 (excluding accrued but unpaid interest to, but excluding, the redemption date), in the case of each of clauses (1) and (2) above, computed using a discount rate equal to the Treasury Rate plus 50 basis points; over

(b)	the then-outstanding principal amount of such Note.

None of the Trustee, the Paying Agent or the Registrar shall have any duty to calculate or verify the Company’s calculation of the Applicable Premium.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and/or Clearstream that apply to such transfer or exchange.

“Asset Sale” means:

(1)           the sale, lease, conveyance or other disposition of any assets of (including Equity Interests owned by) the Company or any Restricted Subsidiary; and

(2)           the issuance of Equity Interests (other than to the Company or a Restricted Subsidiary and other than directors’ qualifying shares or shares or interests required to be held by foreign nationals or other third parties to the extent required by applicable law) of any Restricted Subsidiary.

(each of the foregoing referred to in this definition as a “disposition”).

Notwithstanding the preceding, the following items will be deemed not to be Asset Sales:

(1)           a sale, exchange or other disposition of Cash Equivalents or Investment Grade Securities or obsolete, damaged, unnecessary, unsuitable or worn out equipment or other assets in the ordinary course of business, including the termination or amendment of any IRU or Finance Lease Obligation in the ordinary course of business, or other dispositions of property no longer used, useful or economically practicable to maintain in the conduct of the business of the Company and its Restricted Subsidiaries (including allowing any registrations or any applications for registration of any intellectual property or other intellectual property rights to lapse or become abandoned);

(2)           the sale, conveyance, lease or other disposition of all or substantially all of the assets of the Company in a manner pursuant to the provisions described in Section 5.01 or any disposition that constitutes a Change of Control;

(3)           any Permitted Investment or Restricted Payment that is permitted to be made, and is made, pursuant to Section 4.04;

(4)           any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in a single transaction or series of related transactions that involves assets or Equity Interests having a Fair Market Value of less than the greater of (x) $5.0 million and (y) 3.0% of Consolidated Cash Flow for the Reference Period;

(5)           any transfer or disposition of property or assets by a Restricted Subsidiary of the Company to the Company or by the Company or a Restricted Subsidiary of the Company to a Restricted Subsidiary of the Company;

(6)           the creation of any Lien permitted under this Indenture;

(7)           any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(8)           the sale, lease, assignment, license or sublease of inventory, equipment, accounts receivable, notes receivable or other current assets held for sale in the ordinary course of business or the conversion of accounts receivable and related assets to notes receivable or dispositions of accounts receivable and related assets in connection with the collection or compromise thereof in the ordinary course of business;

(9)           the lease, assignment, license, sublease or sublicense of any real or personal property in the ordinary course of business;

(10)         any exchange of assets for assets (including a combination of assets and Cash Equivalents) related to a Permitted Business of comparable or greater market value or usefulness to the business of the Company and its Restricted Subsidiaries as a whole, as determined in good faith by the Company or a direct or indirect parent of the Company;

(11)         the grant in the ordinary course of business of any license or sub-license of patents, trademarks, know-how and any other intellectual property;

(12)         the surrender or waiver of obligations of trade creditors or customers or other contract rights or settlement, release or surrender of a contract, tort or other litigation claim in the ordinary course of business;

(13)         foreclosures, condemnations, eminent domain, seizure, nationalization or any similar action on assets not prohibited by this Indenture;

(14)         a transfer of accounts receivable and related assets of the type specified in the definition of “Receivables Financing” (or a fractional undivided interest therein) by a Receivables Subsidiary in a Qualified Receivables Financing;

(15)         any Sale and Leaseback Transaction of any property acquired or built after the Issue Date;

(16)         dispositions of Investments (including Equity Interests) in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements or rights of first refusal between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(17)         to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding any boot thereon) for use in a Permitted Business; and

(18)         (i) the disposition of assets acquired pursuant to any Permitted Investment, which assets are not used or useful to the core or principal business of the Company and its Restricted Subsidiaries, and (ii) the disposition of assets that are required in order to obtain the approval of any governmental authority to consummate or avoid the prohibition or other restrictions on the consummation of any Permitted Investment or acquisition.

“Bankruptcy Code” means Title 11 of the United States Code, as amended, modified or supplemented from time to time, or any similar federal or state law for the relief of debtors.

“Board of Directors” means as to any Person, the board of directors, board of managers, sole member or managing member or other governing body of such Person, or if such Person is owned or managed by a single entity, the board of directors, board of managers, sole member or managing member or other governing body of such entity, or in each case, any duly authorized committee thereof, and the term “directors” means members of the Board of Directors.

“Board Resolution” means a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors of the Company and to be in full force and effect on the date of such certification.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions are authorized or required by law, regulation or executive order to remain closed in the City of New York or, with respect to payments to be made under this Indenture, at a place of payment.

“Capital Markets Indebtedness” means any notes or term loans of the Company or a Guarantor constituting Indebtedness.

“Capital Stock” of any Person means any and all shares, interests (including general or limited partnership interests, limited liability company or membership interests or limited liability partnership interests), participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, or any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

(1)           U.S. dollars, the national currency of any participating member state of the European Union (as it is constituted on the Issue Date) and such local currencies held by the Company or any Restricted Subsidiary from time to time in the ordinary course of business;

(2)           securities issued or directly and fully guaranteed or insured by the government of the United States or any country that is a member of the European Union (as it is constituted on the Issue Date) or any agency or instrumentality thereof, in each case, with maturities not exceeding two years from the date of acquisition;

(3)           certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances, in each case, with maturities not exceeding one year and overnight bank deposits, in each case, with any commercial bank having capital and surplus in excess of $500.0 million (or the foreign currency equivalent thereof, and whose long-term debt is rated “A” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized rating agency));

(4)           repurchase obligations for underlying securities of the types described in clauses (2) and (3) above and clause (6) below entered into with any financial institution or securities dealer of recognized national standing meeting the qualifications specified in clause (3) above;

(5)           commercial paper or variable or fixed rate notes issued by a corporation or other Person (other than an Affiliate of the Company) rated at least “A-2” or “P-2” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized rating agency) and in each case maturing within one year after the date of acquisition;

(6)           readily marketable direct obligations issued by any state, commonwealth or territory of the United States of America or any political subdivision or taxing authority thereof having Investment Grade Ratings from either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized rating agency), in each case, with maturities not exceeding two years from the date of acquisition;

(7)           Indebtedness issued by Persons with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s (or reasonably equivalent ratings of another internationally recognized rating agency), in each case, with maturities not exceeding two years from the date of acquisition;

(8)           investment funds investing at least 95.0% of their assets in securities of the types described in clauses (1) through (7) above or (9) and (10) below;

(9)           Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or reasonably equivalent ratings of another internationally recognized rating agency); and

(10)         in the case of Investments by any Restricted Subsidiary that is a Foreign Subsidiary or Investments made in a country outside of the United States of America, (x) such local currencies in those countries in which such Foreign Subsidiary transacts business from time to time in the ordinary course of business and (y) Investments of comparable tenor and credit quality to those described in the foregoing clauses (1) through (9) customarily utilized in countries in which such Foreign Subsidiary operates or in which such Investment is made.

“Change of Control” means the occurrence of any of the following:

(1)           the sale, lease or transfer, in one or a series of related transactions, of all or substantially all the assets of the Company and its Subsidiaries, taken as a whole, to a Person; or

(2)           the Company becomes aware of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) other than Cogent Holdco, in a single transaction or in a series of related transactions, by way of merger, consolidation or other business combination or purchase of Equity Interests or otherwise, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision, except that a Person shall be deemed to have “beneficial ownership” of any securities that such Person has the right to acquire upon conversion of, or the exercise of rights under, other securities, whether such right is exercisable immediately or only after the passage of time), of Voting Stock of the Company representing 50% or more of the total voting power of the Voting Stock of the Company; or

(3)           the adoption of a plan of liquidation or dissolution of the Company.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Ratings Decline with respect to the Notes.

“Clearstream” means Clearstream Banking, S.A., or any successor securities clearing agency.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Cogent Holdco” means Cogent Communications Holdings, Inc., a Delaware corporation, and its successors.

“Common Stock” means, with respect to any Person, any Capital Stock (other than Preferred Stock) of such Person, whether outstanding on the Issue Date or issued thereafter.

“Company” has the meaning set forth in the recitals hereto.

“Consolidated Cash Flow” means, for any period, the Consolidated Net Income of the Company for such period, plus:

(1)            provision for taxes based on income or profits of the Company and the Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing Consolidated Net Income; plus

(2)            Fixed Charges of the Company and the Restricted Subsidiaries for such period, to the extent that any such Fixed Charges were deducted in computing Consolidated Net Income; plus

(3)            depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of the Company and the Restricted Subsidiaries for such period to the extent that such depreciation, amortization or other non-cash expenses were deducted in computing Consolidated Net Income; minus

(4)            non-cash items increasing Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business;

in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits of a Restricted Subsidiary, and the Fixed Charges of and the depreciation and amortization and other non-cash expenses of a Restricted Subsidiary, will be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company (A) in the same proportion that the net income (loss) of such Restricted Subsidiary was added to compute Consolidated Net Income of the Company and (B) only to the extent that a corresponding amount would be permitted at the date of determination to be dividended or distributed to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter or any agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (1) the aggregate amount of consolidated Indebtedness (or, in the case of Indebtedness issued at less than its principal amount at maturity, the accreted value thereof) of the Company and its Restricted Subsidiaries to (2) Consolidated Cash Flow for the Company for the Reference Period; provided that:

(1)            if the transaction giving rise to the need to calculate the Consolidated Leverage Ratio is an Incurrence of Indebtedness, the amount of such Indebtedness shall be calculated after giving effect on a pro forma basis to such Indebtedness and the use of proceeds thereof;

(2)            if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness that was outstanding as of the end of the Reference Period, or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged on the date of the transaction giving rise to the need to calculate the Consolidated Leverage Ratio (other than, in each case, Indebtedness Incurred under any Revolving Credit Agreement), the aggregate amount of Indebtedness shall be calculated on a pro forma basis, after giving effect to such repayment, repurchase, defeasement or discharge;

(3)            if since the beginning of the Reference Period the Company or any Restricted Subsidiary shall have made any Asset Sale, the Consolidated Cash Flow for the Reference Period shall be reduced by an amount equal to the Consolidated Cash Flow (if positive) directly attributable to the assets which are the subject of such Asset Sale for the Reference Period or increased by an amount equal to the Consolidated Cash Flow (if negative) directly attributable thereto for the Reference Period;

(4)            if since the beginning of the Reference Period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or other acquisition of assets which constitutes all or substantially all of an operating unit of a business, Consolidated Cash Flow for the Reference Period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of the Reference Period; and

(5)            if since the beginning of the Reference Period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such Reference Period) shall have made any Asset Sale, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during the Reference Period, Consolidated Cash Flow for the Reference Period shall be calculated after giving pro forma effect thereto as if such Asset Sale, Investment or acquisition had occurred on the first day of the Reference Period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition or disposition of assets, such pro forma calculation shall be made in good faith by a responsible financial or accounting officer of the Company or a direct or indirect parent of the Company. Any such pro forma calculation may include adjustments appropriate, in the reasonable determination of the Company or a direct or indirect parent of the Company, to reflect operating expense reductions and other operating improvements or synergies reasonably expected to result from any acquisition or disposition or operational change to the extent such adjustments, without duplication, continue to be applicable to the Reference Period; provided that (x) such operating expense reductions and other operating improvements or synergies are reasonably identifiable and factually supportable and (y) such actions are reasonably expected to be taken no later than 24 months after the relevant transaction.

For purposes of this definition, in calculating the Consolidated Cash Flow and the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries, the Consolidated Cash Flow and Indebtedness attributable to discontinued operations will be excluded.

For purposes of making any computation referred to above:

(1)            if any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months);

(2)            interest on a Finance Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer, in his or her capacity as such and not in his or her personal capacity, of the Company or a direct or indirect parent of the Company to be the rate of interest implicit in such Finance Lease Obligation in accordance with GAAP;

(3)            interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate as the Company may designate;

(4)            if any Indebtedness is Incurred under a revolving credit facility or a Qualified Receivables Financing and is being given pro forma effect, the interest on such Indebtedness shall be calculated based on the average daily balance of such Indebtedness for the Reference Period; and

(5)            to the extent not already covered above, any such calculation may include adjustments calculated in accordance with Regulation S-X under the Securities Act.

“Consolidated Net Income” means, for any period, the aggregate of the net income (loss) of the Company and the Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1)            the net income (loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash (or converted into cash) to the Company or a Restricted Subsidiary;

(2)            the net income (but not the net loss) of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its equityholders;

(3)            the net income (loss) of any Person acquired during the specified period for any period prior to the date of such acquisition will be excluded;

(4)            the net income (loss) of any Person that is not a Restricted Subsidiary on a consolidated basis allocable to minority interests in unconsolidated Persons or Unrestricted Subsidiaries to the extent that cash dividends or distributions have not actually been received by such a Person or one of its consolidated Restricted Subsidiaries will be excluded;

(5)            any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with (a) any sale of assets outside the ordinary course of business of the Company or (b) the disposition of any securities by the Company or a Restricted Subsidiary or the extinguishment of any Indebtedness of the Company or any Restricted Subsidiary will be excluded;

(6)            any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss, will be excluded;

(7)            any non-cash compensation expense realized for grants of restricted stock, performance shares, stock options or other rights with respect to equity to officers, directors and employees of the Company and any Restricted Subsidiary will be excluded; provided that such shares, options or other rights can be redeemed at the option of the holder only for Capital Stock (other than Disqualified Stock of the Company); and

(8)            the cumulative effect of a change in accounting principles will be excluded.

“Consolidated Total Assets” means the consolidated total assets of such Person and its Restricted Subsidiaries, as set forth in the most recent consolidated balance sheet of such Person, determined on a pro forma basis.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business related to this Indenture shall be administered, which office at the date hereof is located at 1100 North Market Street, Wilmington, Delaware 19890, Attention: Cogent Communications Administrator, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Custodian” means the Trustee, Paying Agent and Registrar, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06(c) or (e), substantially in the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, less the amount of Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Disinterested Member” means, with respect to any transaction or series of related transactions, a member of the Company’s Board of Directors who does not have any material direct or indirect financial interest in or with respect to such transaction or series of related transactions and is not an Affiliate, or an officer, director, member of a supervisory, executive or management board or employee of any Person (other than the Company or a Restricted Subsidiary) who has any direct or indirect financial interest in or with respect to such transaction or series of related transactions.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person that (i) by its terms, (ii) by the terms of any security into which it is convertible or for which it is exchangeable or (iii) by contract or otherwise, is, or upon the happening of any event or passage of time would be, required to be redeemed on or prior to the date that is 91 days after the earlier of the date on which the Notes mature and the date the Notes are no longer outstanding, or is redeemable at the option of the holder thereof, in any such case on or prior to such date; provided that only the portion of Capital Stock that so matures or is mandatorily redeemable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Company or its Subsidiaries or a direct or indirect parent of the Company or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries or a direct or indirect parent of the Company in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if (i) the “asset sale” or “change of control” provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the covenants set forth under Sections 4.07 and 4.09 and (ii) such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company’s repurchase of such Notes as are required to be repurchased pursuant to the covenants set forth under Sections 4.07 and 4.09. The term “Disqualified Stock” will also include any options, warrants or other rights that are convertible into Disqualified Stock or that are redeemable at the option of the holder, or are required to be redeemed, prior to the date that is 91 days after the date on which the Notes mature.

“Domestic Subsidiary” means a Restricted Subsidiary that is not a Foreign Subsidiary.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any Capital Stock that arises only by reason of the happening of a contingency or any debt security that is convertible into, or exchangeable for, Capital Stock).

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System, or any successor securities clearing agency.

“Equity Offering” means any public sale or private placement of Capital Stock (other than Disqualified Stock) of the Company or any direct or indirect parent of the Company (other than pursuant to a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company) to any Person other than any Restricted Subsidiary thereof.

“Exchange Act” means the U.S. Securities and Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Existing Indebtedness” means the aggregate amount of Indebtedness, Disqualified Stock and Preferred Stock of the Company and the Restricted Subsidiaries (other than Indebtedness under the Notes and the related Note Guarantees) in existence on the Issue Date, including the Existing Secured Notes.

“Existing Secured Notes” means the Company’s 3.500% Senior Secured Notes due 2026 outstanding on the Issue Date.

“Fair Market Value” means the price that would be negotiated in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors of the Company or a direct or indirect parent of the Company, whose determination will be conclusive for all purposes under this Indenture.

“Finance Lease Obligation” means, at the time any determination thereof is to be made, an obligation that is required to be classified and accounted for as a financing lease (and, for the avoidance of doubt, not a straight-line or operating lease) on both the balance sheet and income statement for financial reporting purposes in accordance with GAAP as in effect on the Issue Date, and the amount of Indebtedness represented thereby at such time shall be the amount of the liability in respect thereof that would at that time be required to be reflected as a liability on a balance sheet in accordance with GAAP as in effect on the Issue Date.

“Fitch” means Fitch Ratings, Inc. or any successor to the rating agency business thereof.

“Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (1) Consolidated Cash Flow for the Company for the Reference Period to (2) the Fixed Charges for the Reference Period. The Fixed Charge Coverage Ratio shall be calculated in a manner consistent with the definition of “Consolidated Leverage Ratio”; provided that, in the event that the Company shall classify Indebtedness Incurred on the date of determination as Incurred in part as Ratio Debt and in part pursuant to one or more clauses of the definition of “Permitted Indebtedness” (other than clause (16) thereof), any calculation of Fixed Charges pursuant to this definition on such date (but not in respect of any future calculation following such date) shall not include any such Indebtedness (and shall not give effect to any repayment, repurchase, redemption, defeasance or other acquisition, retirement or discharge of Indebtedness from the proceeds thereof) to the extent Incurred pursuant to any such other clause of such definition.

“Fixed Charges” means, for any period, the sum, without duplication, of:

(1)            the consolidated interest expense of the Company and the Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Finance Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

(2)            to the extent not included within clause (1) of this definition of “Fixed Charges,” the consolidated interest of the Company and the Restricted Subsidiaries that was capitalized during such period; plus

(3)            any interest expense on Indebtedness of another Person that is Guaranteed by the Company or one of the Restricted Subsidiaries or secured by a Lien on assets of the Company or a Restricted Subsidiary, whether or not such Guarantee or Lien is called upon; plus

(4)            the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock of the Company or a Restricted Subsidiary or Preferred Stock of a Restricted Subsidiary, other than dividends on Equity Interests payable solely in Equity Interests (other than Disqualified Stock) of the Company or to the Company or a Restricted Subsidiary, and (b) a fraction, the numerator of which is one and the denominator of which is one minus the then-current combined federal, state and local statutory tax rate of the Company of such Disqualified Stock or Preferred Stock, expressed as a decimal;

in each case, on a consolidated basis and in accordance with GAAP.

“Foreign Subsidiary” means (1) a Subsidiary not organized or existing under the laws of the United States of America, any state thereof or the District of Columbia, (2) any Subsidiary that has no material assets other than equity interests or debt issued by one or more “controlled foreign corporations” under Section 957 of the Code and (3) any direct or indirect Subsidiary of any Subsidiary that is described in the preceding clause (1) or (2); provided that in the case of clause (2) of this definition, any Subsidiary that provides a Guarantee of the Existing Secured Notes or any Permitted Refinancing Indebtedness of the Existing Secured Notes will not be deemed a “Foreign Subsidiary.”

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, in the opinions and pronouncements of the Public Company Accounting Oversight Board and in the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as have been approved by a significant segment of the accounting profession (except as set forth in the definition of “Finance Lease Obligations”). In addition, for purposes of this Indenture, all references to codified accounting standards specifically named herein shall be deemed to include any successor, replacement, amended or updated accounting standard under GAAP.

“Global Note Legend” means the legend set forth in Section 2.06(f)(ii), which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.06(b), 2.06(d) or 2.06(i).

“Government Securities” means securities that are direct obligations of, or obligations guaranteed by, the United States of America (including any agency or instrumentality thereof) for the payment of which obligations or guarantees the full faith and credit of the United States of America is pledged and that are not callable or redeemable at the issuer’s option.

“Guarantee” means, as to any Person, a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness of another Person, but excluding endorsements for collection or deposit in the normal course of business.

“Guarantors” means, collectively:

(1)            the Initial Guarantors; and

(2)            any Material Domestic Subsidiary that executes a Note Guarantee in accordance with the provisions of this Indenture;

and their respective successors and assigns until released from their obligations under their Note Guarantees and this Indenture in accordance with the terms of this Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)            any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement;

(2)            any commodity forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement;

(3)            any foreign exchange contract, currency swap agreement or other similar agreement or arrangement; and

(4)            other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

“Holder” means a Person in whose name a Note is registered on the Registrar’s books.

“IAI Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes resold to Institutional Accredited Investors.

“Increased Amount” means, with respect to any Indebtedness, Disqualified Stock or Preferred Stock, any increase in the amount of such Indebtedness, Disqualified Stock or Preferred Stock in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness, Disqualified Stock or Preferred Stock with the same terms, accretion of original issue discount, liquidation preference or maximum fixed repurchase price, any fees, underwriting discounts, accrued and unpaid interest, dividends, premiums and other costs and expenses incurred in connection therewith and increases in the amount of Indebtedness, Disqualified Stock or Preferred Stock outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness, Disqualified Stock or Preferred Stock.

“Incur” means, with respect to any Indebtedness, Capital Stock or Lien, to incur, create, issue, assume, Guarantee or otherwise become directly or indirectly liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, Capital Stock or Lien (the terms “Incurrence” and “Incurred” have correlative meanings); provided that any Indebtedness, Capital Stock or Lien of a Person existing at the time such Person becomes a Restricted Subsidiary will be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary.

“Indebtedness” means, with respect to any specified Person, whether or not contingent:

(1)            all indebtedness of such Person in respect of borrowed money;

(2)            all obligations of such Person evidenced by bonds, notes, debentures or similar instruments;

(3)            all obligations of such Person in respect of banker’s acceptances, letters of credit or similar instruments (or, without duplication, reimbursement obligations in respect thereof);

(4)            all Finance Lease Obligations of such Person (including any IRU that constitutes a Finance Lease Obligation);

(5)            all obligations of such Person in respect of the deferred and unpaid balance of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable;

(6)            all Hedging Obligations of such Persons;

(7)            all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person); provided that the amount of such Indebtedness will be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness; and

(8)            to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person;

provided that the foregoing shall only constitute Indebtedness if and to the extent that such items (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet of such Person prepared in accordance with GAAP.

The term “Indebtedness” shall not include Indebtedness of Cogent Holdco or any direct or indirect parent thereof appearing on the balance sheet of the Company solely by reason of push-down accounting.

Notwithstanding the above provisions, in no event shall the following constitute Indebtedness:

(i)            contingent obligations Incurred in the ordinary course of business or consistent with past practices;

(ii)            Obligations under or in respect of Receivables Financings or any operating lease, straight-line lease or other lease obligation (including any IRU that does not constitute a Finance Lease Obligation) that is not required to be accounted for as a finance lease on both the balance sheet and the income statement for financial reporting purposes in accordance with GAAP as in effect on the Issue Date;

(iii)            any balance that constitutes a trade payable, accrued expense or similar obligation to a trade creditor, in each case, Incurred in the ordinary course of business;

(iv)            intercompany liabilities that would be eliminated on the consolidated balance sheet of the Company and its consolidated Subsidiaries;

(v)            prepaid or deferred revenue arising in the ordinary course of business;

(vi)            any of the following to the extent not constituting a line of credit (other than an overnight draft facility that is not in default): automated clearing house transactions, treasury and/ or cash management services, including, without limitation, treasury, depository, overdraft, credit, purchasing or debit card, non-card e-payables services, electronic funds transfer, treasury management services (including controlled disbursement services, overdraft automatic clearing house fund transfer services, return items and interstate depository network services), other demand deposit or operating account relationships, foreign exchange facilities and merchant services, in each case, entered into in ordinary course of business;

(vii)            obligations, to the extent such obligations would otherwise constitute Indebtedness, under any agreement that has been defeased or satisfied and discharged pursuant to the terms of such agreement;

(viii)            for the avoidance of doubt, any obligations in respect of workers’ compensation claims, early retirement or termination obligations of employees, deferred compensatory or employee or director equity plans pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage taxes; or

(ix)            Capital Stock.

The amount of any Indebtedness outstanding as of any date will be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation. The amount of any Indebtedness described in clauses (1) and (2) of the third preceding paragraph will be:

(1)            the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

(2)            the principal amount thereof in the case of any other Indebtedness.

For purposes of determining any particular amount of Indebtedness, (x) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and (y) any Liens granted pursuant to the equal and ratable provisions in Section 4.06 shall not be treated as Indebtedness.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Guarantors” means (i) Cogent Holdco and (ii) all of the Domestic Subsidiaries of the Company as of the Issue Date.

“Initial Notes” means the first $450,000,000 aggregate principal amount of Notes issued under this Indenture on the date hereof.

“Initial Purchasers” means the initial purchasers party to the purchase agreement entered into in connection with the offer and sale of the Notes.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

“Interest Payment Date” means June 15 and December 15 of each year to Maturity, commencing on December 15, 2022.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by Fitch or S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1)            debt securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents) and in each case with maturities not exceeding two years from the date of acquisition;

(2)            debt securities that have an Investment Grade Rating;

(3)            investments in any fund that invests at least 95.0% of its assets in investments of the type described in clauses (1) and (2) above and clause (4) below which fund may also hold immaterial amounts of cash pending investment and/or distribution; and

(4)            corresponding debt instruments in countries other than the United States customarily utilized for high-quality investments, in each case, with maturities not exceeding two years from the date of acquisition.

“Investments” means, with respect to any Person, all direct or indirect investments in another Person in the form of loans or other extensions of credit (including Guarantees), advances, capital contributions (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) (excluding accounts receivable, credit card and debit card receivables, trade credit and advances or other payments to customers, dealers, suppliers and distributors and payroll, commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by such Person, together with all items that are or would be required to be classified as investments on a balance sheet prepared in accordance with GAAP.

If the Company or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Investment in such Restricted Subsidiary not sold or disposed of. The acquisition by the Company or any Restricted Subsidiary of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in such third Person unless such Investment in such third Person was not made in anticipation or contemplation of the Investment by the Company or such Restricted Subsidiary and such third-party Investment is incidental to the primary business of such Person in whom the Company or such Restricted Subsidiary is making such Investment. In no event shall a guarantee of an operating lease of the Company or any Restricted Subsidiary be deemed an Investment.

“IRU” means an indefeasible right to use dark fiber optic or other transmission technology, such as those to which the Company and the Restricted Subsidiaries are currently a party, without regard to the accounting treatment of any such arrangement.

“Issue Date” means June 22, 2022, the first date the Notes are to be issued under this Indenture.

“joint venture” means any joint venture or similar arrangement (in each case, regardless of legal formation), including, but not limited to, collaboration arrangements, profit sharing arrangements or other contractual arrangements.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the UCC (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Limited Condition Transaction” means any acquisition or Investment, including by way of merger, amalgamation, consolidation or similar transaction, by the Company or one or more of its Restricted Subsidiaries (or any successor of the Company or of such Restricted Subsidiary) whose consummation is not conditioned upon the availability of, or on obtaining, third-party financing.

“Material Domestic Subsidiary” means any Domestic Subsidiary of the Company that, as of the last day of the fiscal quarter of the Company most recently ended, has assets (including Equity Interests in Subsidiaries) with a value in excess of 3.0% of the Consolidated Total Assets of the Company and its Domestic Subsidiaries; provided that in the event Domestic Subsidiaries that would otherwise not be Material Domestic Subsidiaries shall in the aggregate account for a percentage in excess of 5.0% of the Consolidated Total Assets of the Company and its Domestic Subsidiaries as of the end of the most recently completed fiscal quarter of the Company, then one or more of such Domestic Subsidiaries designated by the Company (or, if the Company shall make no designation, one or more of such Domestic Subsidiaries in descending order based on their respective contributions to the Consolidated Total Assets of the Company), shall be included as Material Domestic Subsidiaries to the extent necessary to eliminate such excess.

“Maturity” means June 15, 2027.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Available Cash” means the aggregate proceeds, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not the interest component, thereof), received in Cash Equivalents by the Company or any Restricted Subsidiary in respect of any Asset Sale (including, without limitation, any Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (1) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting, investment banking and brokerage fees, sales commissions and any relocation expenses incurred as a result thereof, (2) taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements relating to such Asset Sale, (3) in the case of any Asset Sale by a Restricted Subsidiary, payments to holders of Equity Interests in such Restricted Subsidiary in such capacity (other than such Equity Interests held by the Company or any Restricted Subsidiary) to the extent that such payment is required to permit the distribution of such proceeds in respect of the Equity Interests in such Restricted Subsidiary held by the Company or any Restricted Subsidiary, (4) amounts required to be applied to the repayment of principal, premium, if any, and interest on Indebtedness that is secured by such assets and is required to be paid as a result of such transaction, together with any applicable premiums, penalties, interest or breakage costs, other than Indebtedness owed to the Company or any Restricted Subsidiary and (5) appropriate amounts to be provided by the Company or the Restricted Subsidiaries as a reserve against liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in accordance with GAAP; provided that (a) excess amounts set aside for payment of taxes pursuant to clause (2) above remaining after such taxes have been paid in full or the statute of limitations therefor has expired and (b) amounts initially held in reserve pursuant to clause (5) no longer so held, will, in the case of each of subclause (a) and (b), at that time become Net Available Cash.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Guarantee” means a Guarantee of the Notes pursuant to this Indenture.

“Notes” has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and any Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“Notes Documents” means this Indenture, the Notes and the Note Guarantees.

“Obligations” with respect to any Indebtedness means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing such Indebtedness (including all interest, fees and other amounts accruing during any insolvency proceeding, regardless of whether or not allowed or allowable in such proceeding); provided that Obligations with respect to the Notes shall not include fees or indemnification in favor of other third parties other than the Trustee and the Holders.

“Offer to Purchase” means an offer by the Company to purchase Notes from the Holders commenced by mailing (or sending electronically, or otherwise in accordance with the procedures of DTC) a notice to the Trustee and each Holder (with a copy to the Paying Agent) stating:

(1)	the provision of this Indenture pursuant to which the offer is being made and that all Notes validly tendered will be accepted for payment on a pro rata basis;

(2)	the purchase price and the date of purchase, which shall be a Business Day no earlier than 10 days nor later than 60 days from the date such notice is delivered (unless delivered in advance of the occurrence of a Change of Control) (the “Payment Date”);

(3)	that any Note not tendered will continue to accrue interest pursuant to its terms;

(4)	that, unless the Company defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;

(5)	that Holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the completed form entitled “Option of Holder to Elect Purchase” on the reverse side of the Note completed, to the Company or Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date;

(6)	that Holders will be entitled to withdraw their election if the Company or Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing its election to have such Notes purchased;

(7)	that Holders whose Notes are being purchased only in part (other than a Global Note) will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof (or such lower denomination as may be permitted by DTC);

(8)	if such notice is delivered prior to the occurrence of a Change of Control Triggering Event, stating that the Offer to Purchase is conditional on the occurrence of such Change of Control Triggering Event; and

(9)	the other instructions determined by the Company, consistent with Section 4.07, that a Holder must follow in order to have its Notes purchased.

On the Payment Date, the Company shall (a) accept for payment on a pro rata basis Notes or portions thereof (and, in the case of an Offer to Purchase made pursuant to Section 4.07 any other Pari Passu Debt included in such Offer to Purchase) validly tendered and not validly withdrawn pursuant to an Offer to Purchase; (b) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and (c) deliver, or cause to be delivered, to the Trustee, the Paying Agent or the Registrar all Notes or portions thereof so accepted together with an Officer’s Certificate specifying the Notes or portions thereof accepted for payment by the Company. The Paying Agent shall promptly deliver to the Holders so accepted payment in an amount equal to the purchase price, and the Trustee (or authentication agent) shall (except with respect to a Global Note) promptly authenticate and deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof (or such lower denomination as may be permitted by DTC). The Company will announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase Notes pursuant to an Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture relating to an Offer to Purchase, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under such provisions of this Indenture by virtue of such conflict.

While the Notes are in global form and the Company makes an Offer to Purchase, a Holder of the Notes may exercise its option to elect for the purchase of the Notes to be made through the facilities of DTC in accordance with the rules and regulations thereof.

“Offering Memorandum” means the offering memorandum relating to the sale of the Initial Notes, dated June 7, 2022.

“Officer” means, with respect to any Person, the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person (or of any direct or indirect parent, general partner, managing member or sole member of such Person) or any individual designated as an “Officer” for purposes of this Indenture by the Board of Directors of such Person (or the Board of Directors of any direct or indirect parent, general partner, managing member or sole member of such Person).

“Officer’s Certificate” means a certificate signed on behalf of the Company or a direct or indirect parent of the Company by an Officer of the Company or such parent that meets the requirements of this Indenture.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee (who may be counsel to or an employee of the Company) and that meets the requirements of this Indenture.

“Pari Passu Debt” means (a) any Indebtedness of the Company that ranks equally in right of payment with the Notes or (b) any Indebtedness of a Guarantor that ranks equally in right of payment with such Guarantor’s Note Guarantee, in each case, without giving effect to collateral arrangements.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Business” means any business conducted or proposed to be conducted (as described in this Offering Memorandum) by the Company and the Restricted Subsidiaries on the Issue Date, and other businesses or activities reasonably similar, related, complementary or ancillary thereto, or an extension, development or expansion of, the businesses in which the Company or any of its Subsidiaries is engaged on the Issue Date.

“Permitted Investments” means:

(1)            any Investment in the Company (including the Notes) or in a Restricted Subsidiary;

(2)            any Investment in Cash Equivalents or Investment Grade Securities;

(3)            any Investment by the Company or any Restricted Subsidiary in a Person, if as a result of such Investment:

(a)            such Person becomes a Restricted Subsidiary; or

(b)            such Person is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary;

and any Investment held by such Person that was not acquired by such Person in contemplation of so becoming a Restricted Subsidiary or in contemplation of such merger, consolidation, amalgamation, transfer, conveyance or liquidation;

(4)            any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.07;

(5)            Hedging Obligations permitted under clause (8) of Section 4.03(b);

(6)            (i) Investments received in satisfaction of judgments, foreclosure of Liens or settlement of Indebtedness and (ii) any Investments received in compromise of obligations of any trade creditor or customer that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any such Person;

(7)            advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the Company or the Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business;

(8)            commission, payroll, travel, relocation and similar advances to officers and employees of the Company or any Restricted Subsidiary that are expected at the time of such advance ultimately to be recorded as an expense in conformity with GAAP;

(9)            Investments by the Company or any Restricted Subsidiary in an aggregate amount at the time of such Investment not to exceed, at any one time outstanding, $75.0 million; provided, however, that if any Investment pursuant to this clause (9) is made in any Person that is not a Restricted Subsidiary of the Company at the date of the making of such Investment and such Person subsequently becomes a Restricted Subsidiary of the Company after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (9) for so long as such Person continues to be a Restricted Subsidiary;

(10)            lease, utility and other similar deposits in the ordinary course of business;

(11)            Investments (x) existing on the Issue Date, (y) made pursuant to binding commitments in effect on the Issue Date or (z) that replace, refinance, refund, renew, modify, amend or extend any Investment described under either of the immediately preceding clauses (x) or (y); provided that any such Investment is in an amount that does not exceed the amount replaced, refinanced, refunded, renewed, modified, amended or extended, except as contemplated pursuant to the terms of such Investment in existence on the Issue Date or as otherwise permitted under this definition or Section 4.04;

(12)            other Investments in any Unrestricted Subsidiary or joint venture having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (12) since the Issue Date, not to exceed the greater of (x) $30.0 million and (y) 15.0% of Consolidated Cash Flow for the Reference Period; provided, however, that if at any time such Person becomes a Restricted Subsidiary of the Company, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (12) for so long as such Person continues to be a Restricted Subsidiary;

(13)            loans and advances to, or guarantees of Indebtedness of, employees not in excess of the greater of (x) $2.0 million and (y) 1.0% of Consolidated Cash Flow for the Reference Period outstanding at any one time in the aggregate;

(14)            any Investment by the Company or any of its Restricted Subsidiaries in a Permitted Business (other than an Investment in an Unrestricted Subsidiary) having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (14) that are at the time outstanding, not to exceed the greater of (x) $10.0 million and (y) 5.0% of Consolidated Cash Flow for the Reference Period, at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value), at any one time outstanding; provided, however, that if any Investment pursuant to this clause (14) is made in any Person that is not a Restricted Subsidiary of the Company at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Company after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (14) for so long as such Person continues to be a Restricted Subsidiary;

(15)            Investments the payment for which consists of Equity Interests (other than Disqualified Stock) of the Company or any direct or indirect parent of the Company, as applicable; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments pursuant to Section 4.04(a);

(16)            Investments consisting of the licensing or contribution of intellectual property in the ordinary course of business or pursuant to joint marketing arrangements with other Persons;

(17)            Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property or other rights or assets or services, in each case, in the ordinary course of business;

(18)            any Investment in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related Indebtedness; provided, however, that any Investment in a Receivables Subsidiary is in the form of a purchase money note, contribution of additional receivables or an equity interest;

(19)            repurchases of the Notes and the Existing Secured Notes;

(20)            any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of Section 4.05(b) (except transactions described in clause (2), (3), (4), (6)(b), (9), (10), (11) or (15) of Section 4.05(b));

(21)            Investments consisting of (x) Liens permitted under Section 4.06, (y) Indebtedness (including Guarantees and other Obligations) permitted under Section 4.03 or (z) mergers, consolidations and transfers of all or substantially all assets permitted under Section 5.01 in each case of subclauses (x), (y) and (z) other than by reference to Permitted Investments;

(22)            acquisitions of obligations of one or more officers or other employees of any direct or indirect parent of the Company, the Company or any Subsidiary of the Company in connection with such officer’s or employee’s acquisition of Equity Interests of any direct or indirect parent of the Company, so long as no cash is actually advanced by the Company or any Restricted Subsidiary to such officers or employees in connection with the acquisition of any such obligations;

(23)            guarantees of operating leases (for the avoidance of doubt, excluding Finance Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case, entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

(24)            non-cash Investments made in connection with tax planning and reorganization activities of the Company and its Restricted Subsidiaries, so long as such activities are not materially adverse to the Holders; and

(25)            Investments made in the ordinary course of business in connection with obtaining, maintaining or renewing client and customer contracts and loans or advances made to, and guarantees with respect to obligations of, distributors, suppliers, licensors and licensees in the ordinary course of business.

“Permitted Liens” means:

(1)            Liens securing Indebtedness Incurred under Section 4.03(b)(1) and obligations secured ratably thereunder to the extent such obligations do not constitute Indebtedness;

(2)            Liens in favor of the Company or any Restricted Subsidiary that is a Guarantor;

(3)            Liens on assets or property at the time the Company or any Restricted Subsidiary acquires the assets or property, including any acquisition by means of a merger or consolidation with or into the Company or such Restricted Subsidiary; provided that such Liens were in existence prior to the contemplation of such acquisition, merger or consolidation and do not extend to any assets other than those acquired or of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

(4)            Liens on property of, or Equity Interests in, a Person existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than the property so acquired by the Company or the Restricted Subsidiary;

(5)            Liens securing Indebtedness so long as, after giving pro forma effect thereto, the Secured Leverage Ratio is less than 4.00 to 1.00;

(6)            Liens existing on the Issue Date (including Liens securing the Existing Secured Notes, but excluding Liens described under clause (1) above);

(7)            Liens securing (i) Permitted Refinancing Indebtedness (to the extent the Indebtedness being refinanced was secured by such Liens) and (ii) any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements), as a whole or in part, of any Indebtedness secured by a Lien referred to in clauses (1), (3), (4), (5), (9) and (10) and subclause (y) of clause (22) of this definition (provided that any Liens Incurred under this clause (7) as Liens securing any refinancing, refunding, extension, renewal or replacement of Indebtedness secured by a Lien referred to in subclause (y) of clause (22) shall reduce the amount available under such subclause (y) of clause (22) so long as such Indebtedness secured by such Lien remains outstanding (but not below $0)); provided that (x) such Liens do not extend to any property or assets other than the property or assets that secure (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness, Disqualified Stock or Preferred Stock being refinanced (plus any replacements, additions, accessions and improvements on such property) and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount (if incurred and outstanding or deemed to be incurred and outstanding) of such Permitted Refinancing Indebtedness or the Indebtedness described under clause (1), (3), (4), (5), (9), (10) or (22) of this definition at the time the original Lien became a Permitted Lien under this Indenture, and (B) an amount necessary to pay all accrued and unpaid interest thereon and the amount of any reasonably determined premium necessary to accomplish such refinancing and such reasonable expenses related to such refinancing, refunding, extension, renewal or replacement;

(8)            Liens on property or assets securing Indebtedness used to redeem, repay, defease or satisfy and discharge the Notes in their entirety; provided that such redemption, repayment defeasance or satisfaction and discharge is not prohibited by this Indenture;

(9)            Liens to secure Indebtedness (including, without limitation, Finance Lease Obligations and purchase money security interests) permitted by Section 4.03(b)(4); provided that any such Lien (i) covers only the assets acquired, constructed or improved with such Indebtedness, any products and proceeds of such assets, any fixtures, improvements, accessions, replacements and substitutions of such assets and any rights and interests relating to or arising from such assets and (ii) is created within 180 days of such acquisition, construction or improvement; provided, further, that individual financings provided by a lender may be cross-collateralized to other financings provided by such lender or its affiliates;

(10)            Liens securing Hedging Obligations of the Company or any Restricted Subsidiary (a) that are Incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes or (b) securing letters of credit that support such Hedging Obligations; provided that such Hedging Obligations are permitted to be Incurred under this Indenture;

(11)            Liens Incurred or deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other social security obligations;

(12)            survey exceptions, encumbrances, easements or reservations of, or rights of other for, rights-of-way, zoning or other restrictions as to the use of properties, and defects in title which, in the case of any of the foregoing, were not Incurred or created to secure the payment of Indebtedness, and which in the aggregate do not materially adversely affect the value of such properties or materially impair the use for the purposes of which such properties are held by the Company or any Restricted Subsidiary;

(13)            judgment and attachment Liens not giving rise to an Event of Default pursuant to clause (5) or (6) of the definition thereof and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(14)            Liens, deposits or pledges to secure public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds or obligations; and Liens, deposits or pledges in lieu of such bonds or obligations, or to secure such bonds or obligations, or to secure letters of credit in lieu of or supporting the payment of such bonds or obligations;

(15)            Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Company or any Subsidiary thereof on deposit with or in possession of such bank;

(16)            any interest or title of a lessor, licensor or sublicensor in the property subject to any lease, license or sublicense;

(17)            Liens for taxes, assessments and governmental charges (i) not yet delinquent for 30 days, (ii) being contested in good faith and for which adequate reserves have been established to the extent required by GAAP, or for property taxes on property such Person or one of its Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property or (iii) with respect to which the failure to make payment could not reasonably be expected to have a material adverse effect as determined in good faith by management of the Company or a direct or indirect parent of the Company;

(18)            Liens arising from UCC financing statements regarding operating leases or consignments;

(19)            Liens of franchisors in the ordinary course of business not securing Indebtedness;

(20)            Liens on assets of Restricted Subsidiaries that are not Guarantors securing Indebtedness of such Restricted Subsidiaries permitted to be Incurred under Section 4.03;

(21)            Liens on assets of the Company and the Restricted Subsidiaries representing terms of IRUs entered into in the ordinary course of business to the extent any such Lien relates solely to the fiber or transmission asset subject to such IRU;

(22)            other Liens securing Obligations in an amount not to exceed the greater of (x) $20.0 million and (y) 10.0% of Consolidated Cash Flow for the Reference Period at any one time outstanding (it being understood that any Lien Incurred pursuant to this clause (22) shall cease to be deemed Incurred and outstanding pursuant to this clause (22) but shall be deemed Incurred and outstanding pursuant to clause (5) of this definition from and after the first date on which the Company or any such Guarantor, as the case may be, could have Incurred such Lien pursuant to clause (5) of this definition);

(23)            pledges or deposits by such Person under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case, Incurred in the ordinary course of business;

(24)            Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review (or which, if due and payable, are being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained, to the extent required by GAAP and such proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien);

(25)            Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(26)            Liens on the Equity Interests of Unrestricted Subsidiaries or joint ventures to secure Obligations relating to such Unrestricted Subsidiaries or joint ventures, as applicable;

(27)            grants of software and other technology and intellectual property licenses in the ordinary course of business;

(28)            Liens Incurred to secure cash management services (and other “bank products”) owed to a lender under a Revolving Credit Agreement (or any Affiliate of such lender) or in the ordinary course of business;

(29)            Liens on equipment of the Company or any Restricted Subsidiary of the Company granted in the ordinary course of business to the Company’s or such Restricted Subsidiary’s client at which such equipment is located;

(30)            Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation and exportation of goods in the ordinary course of business;

(31)            (a) Liens on Receivables Assets or created in respect of bank accounts into which only the collections in respect of Receivables Assets have been, sold, conveyed, assigned or otherwise transferred or purported to be so sold, conveyed, assigned or otherwise transferred in connection with a Qualified Receivables Financing Incurred under clause (20) of Section 4.03(b) and (b) Liens on assets of a Receivables Subsidiary in respect of a Qualified Receivables Financing of such Receivables Subsidiary;

(32)            Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(33)            Liens created for the benefit of (or to secure) the Notes and the Note Guarantees;

(34)            Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks or other Persons not given in connection with the issuance of Indebtedness and Incurred in the ordinary course of business; (ii) relating to pooled deposit or sweep accounts of the Company or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations Incurred in the ordinary course of business of the Company and its Restricted Subsidiaries; or (iii) relating to purchase orders and other agreements entered into with customers of the Company or any Restricted Subsidiary in the ordinary course of business;

(35)            Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(36)            Liens on vehicles or equipment of the Company or any of its Restricted Subsidiaries granted in the ordinary course of business;

(37)            Liens disclosed by title insurance policies in respect of properties acquired after the Issue Date to the extent such Liens existed at the time such property was acquired and any replacement, extension or renewal of any such Liens (so long as the Indebtedness and other obligations secured by such replacement, extension or renewal Liens are permitted by this Indenture); provided that such replacement, extension or renewal Liens do not cover any property other than the property that was subject to such Liens prior to such replacement, extension or renewal;

(38)            (a) Liens solely on any cash earnest money deposits made by the Company or any Restricted Subsidiary in connection with any letter of intent or other agreement in respect of any Permitted Investment, (b) Liens on advances of Cash Equivalents in favor of the seller of any property to be acquired in a Permitted Investment to be applied against the purchase price for such Investment and (c) Liens on cash collateral in respect of letters of credit entered into in the ordinary course of business;

(39)            the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;

(40)            Liens on securities that are the subject of repurchase agreements constituting Cash Equivalents under clause (4) of the definition thereof;

(41)            Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts Incurred in the ordinary course of business and not for speculative purposes;

(42)            rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Company or any of its Restricted Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(43)            restrictive covenants affecting the use to which real property may be put; provided that such covenants are complied with; and

(44)            Liens on cash proceeds of Indebtedness (and on the related escrow accounts) in connection with the issuance of such Indebtedness into (and pending the release from) a customary escrow arrangement, to the extent such Indebtedness is Incurred in compliance with Section 4.03.

“Permitted Refinancing Indebtedness” means any Indebtedness, Disqualified Stock or Preferred Stock of the Company or any Restricted Subsidiary issued in exchange for, or the net cash proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness, Disqualified Stock or Preferred Stock of the Company or any Restricted Subsidiary (other than Indebtedness, Disqualified Stock or Preferred Stock owed to the Company or to any Subsidiary of the Company); provided that:

(1)            the amount of such Permitted Refinancing Indebtedness does not exceed the amount of the Indebtedness, Disqualified Stock or Preferred Stock so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued and unpaid interest thereon and the amount of any reasonably determined premium necessary to accomplish such refinancing and such reasonable expenses Incurred in connection therewith);

(2)            such Permitted Refinancing Indebtedness (other than with respect to Indebtedness, Incurred to extend, refinance, renew, replace, defease or refund any Finance Lease Obligations or IRU) has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness, Disqualified Stock or Preferred Stock being extended, refinanced, renewed, replaced, defeased or refunded (which, in the case of bridge loans or extendable bridge loans or other interim debt, shall be determined by reference to the notes or loans into which such bridge loans or extendable bridge loans or other interim debt are converted or for which such bridge loans or extendable bridge loans or interim debt are exchanged at maturity, and may be subject to other customary offers to repurchase or mandatory prepayments upon a change of control, asset sale or event of loss and customary acceleration rights after an event of default);

(3)            if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is (i) subordinated in right of payment to the Notes or the Note Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes or the Note Guarantees, as applicable, or (ii) Disqualified Stock or Preferred Stock, such Permitted Refinancing Indebtedness is Disqualified Stock or Preferred Stock, as applicable;

(4)            if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is Pari Passu Debt, such Permitted Refinancing Indebtedness ranks equally in right of payment with, or is subordinated in right of payment to, the Notes or such Note Guarantees; and

(5)            such Indebtedness is Incurred by either (a) the Restricted Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded or, if such Restricted Subsidiary is a non-Guarantor Subsidiary, another non-Guarantor Subsidiary that is a Restricted Subsidiary, or (b) the Company or a Guarantor;

provided that clause (2) will not apply to any refunding or refinancing of any Secured Indebtedness.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means, with respect to any Person, any Equity Interest of such Person that has preferential rights to any other Equity Interest of such Person with respect to dividends or redemptions upon liquidation.

“Private Placement Legend” means the legend set forth in Section 2.06(f)(i) to be placed on all Notes issued under this Indenture, except where otherwise permitted by the provisions of this Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualified Receivables Financing” means any Receivables Financing; provided that all obligations in respect of a Qualified Receivables Financing shall be treated as Indebtedness for purposes of Section 4.03 and the definitions of “Consolidated Leverage Ratio,” “Fixed Charge Coverage Ratio” and “Secured Leverage Ratio,” whether or not such obligations are Indebtedness, and must be Incurred in compliance with clause (20) of the definition of “Permitted Indebtedness,” as applicable, and all Liens, encumbrances and other restrictions relating to such Qualified Receivables Financing shall be limited as set forth in clause (31) of the definition of “Permitted Liens.”

“Rating Agencies” means S&P, Moody’s and Fitch; provided that if S&P, Moody’s or Fitch (or all) shall cease issuing a rating on the Notes for reasons outside the control of the Company, the Company may select a nationally recognized statistical rating agency to substitute for S&P, Moody’s or Fitch (or all).

“Ratings Decline” means the occurrence of a decrease in the rating of the Notes by one or more gradations by Moody’s, S&P or Fitch (including gradations within the rating categories as well as between categories), within 60 days before or after the earlier of (x) a Change of Control, (y) the date of public notice of the occurrence of a Change of Control or (z) public notice of the intention of the Company to effect a Change of Control (which 60-day period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by Moody’s, S&P or Fitch).

“Receivables Assets” means accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and all collateral securing such accounts receivable, all contracts and all guarantees or other payment support obligations (including, without limitation, letters of credit, promissory notes or trade credit insurance) in respect of such accounts receivable, proceeds of such accounts receivable and other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with non-recourse asset securitization or factoring transactions involving accounts receivable and any Hedging Obligations entered into by the Company or any such Subsidiary in connection with such accounts receivable.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Financing.

“Receivables Financing” means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer Receivables Assets to (a) a Receivables Subsidiary (in the case of a transfer by the Company or any of its Subsidiaries), and (b) any other Person (in the case of a transfer by a Receivables Subsidiary).

“Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Receivables Subsidiary” means a Restricted Subsidiary of the Company (or another Person formed for the purposes of engaging in a Qualified Receivables Financing with the Company in which the Company or any Subsidiary of the Company makes an Investment and to which the Company or any Subsidiary of the Company transfers Receivables Assets) that engages in no activities other than in connection with the purchase, acquisition and financing of Receivables Assets, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Subsidiary, and:

(a)            no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is Guaranteed by the Company or any other Subsidiary of the Company (other than a Receivables Subsidiary) (excluding Guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Company or any other Subsidiary of the Company (other than a Receivables Subsidiary) in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Company or any other Subsidiary of the Company (other than a Receivables Subsidiary), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(b)            with which neither the Company nor any other Subsidiary of the Company (other than a Receivables Subsidiary) has any material contract, agreement, arrangement or understanding other than on terms which the Company reasonably believes to be no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company; and

(c)            to which neither the Company nor any other Subsidiary of the Company (other than a Receivables Subsidiary) has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by delivering to the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conditions.

“Record Date” for the interest payable on any applicable Interest Payment Date means the June 1 or December 1 (whether or not a Business Day) immediately preceding such Interest Payment Date.

“Redemption Date” when used with respect to any Note to be redeemed pursuant to any provision in this Indenture means the date fixed for such redemption pursuant to this Indenture.

“Reference Period” means, at any time of determination, the most recent period of four consecutive fiscal quarters of the Company ended on or prior to such time (taken as one accounting period) in respect of which financial statements for each such quarter or fiscal year are internally available (as determined in good faith by the Company or any direct or indirect parent of the Company).

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Regulation S Temporary Global Note or a Regulation S Permanent Global Note, as appropriate, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 or resold in reliance on Rule 904.

“Regulation S Permanent Global Note” means a permanent Global Note substantially in the form of Exhibit A hereto, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

“Regulation S Temporary Global Note” means a temporary Global Note in the form of Exhibit A hereto, bearing the Global Note Legend, Private Placement Legend and the Regulation S Temporary Global Note Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903.

“Regulation S Temporary Global Note Legend” means the legend set forth in Section 2.06(f)(iii) to be placed on the Regulation S Temporary Global Note.

“Replacement Assets” means (1) assets that will be used or useful in a Permitted Business, (2) substantially all the assets of a Permitted Business or (3) a majority of the Voting Stock of any Person engaged in a Permitted Business that will become on the date of acquisition thereof a Restricted Subsidiary.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee (or any successor group of the Trustee), including any vice president, assistant vice president, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and in each case who shall have direct responsibility for the administration of this Indenture.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” means any Subsidiary of a Person that is not an Unrestricted Subsidiary of such Person. Unless otherwise indicated in this Indenture, all references to Restricted Subsidiaries shall mean Restricted Subsidiaries of the Company.

“Revolving Credit Agreement” means one or more debt facilities or other financing arrangements providing for revolving credit loans and letters of credit, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case, with the same or different borrower(s) or issuer(s) and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, increased (provided that such increase in borrowings is permitted under this Indenture), replaced or refunded in whole or in part from time to time and whether by the same or any other agent, lender or investor or group of lenders or investors.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 of Regulation S promulgated under the Securities Act.

“Rule 904” means Rule 904 of Regulation S promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, or any successor to the rating agency business thereof.

“Sale and Leaseback Transaction” means, with respect to any Person, any transaction involving any of the assets or properties of such Person whether now owned or hereafter acquired, whereby such Person sells or otherwise transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties, other than leases between the Company and a Restricted Subsidiary of the Company or between Restricted Subsidiaries of the Company, which such Person intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

“SEC” means the U.S. Securities and Exchange Commission or any governmental authority succeeding to any of its principal functions.

“Secured Indebtedness” means any Indebtedness secured by a Lien on any assets of the Company or any of the Restricted Subsidiaries.

“Secured Leverage Ratio” means, as of any date of determination, the ratio of (1) the aggregate amount of consolidated Secured Indebtedness (or, in the case of Secured Indebtedness issued at less than its principal amount at maturity, the accreted value thereof) of the Company and the Restricted Subsidiaries to (2) Consolidated Cash Flow for the Company for the Reference Period. The Secured Leverage Ratio shall be calculated in a manner consistent with the definition of “Consolidated Leverage Ratio.” In the event that the Company shall classify Indebtedness Incurred on the date of determination as secured in part pursuant to clause (5) of the definition of “Permitted Liens” and in part pursuant to one or more other clauses of such definition, any calculation of consolidated Secured Indebtedness for purposes of clause (1) of this definition on such date (but not in respect of any future calculation following such date) shall not include any such Indebtedness (and shall not give effect to any repayment, repurchase, redemption, defeasance or other acquisition, retirement or discharge of Indebtedness from the proceeds thereof) to the extent secured pursuant to any such other clause of the definition of “Permitted Liens.”

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Significant Subsidiary” means with respect to any Person, any Restricted Subsidiary that would constitute a “significant subsidiary” within the meaning of Article 1 of Regulation S-X of the Securities Act.

“Specified Event of Default” means an Event of Default pursuant to Section 6.01(a)(1), (2), (7) or (8).

“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by the Company or any Subsidiary of the Company which the Company or a direct or indirect parent of the Company has determined in good faith to be customary in a Receivables Financing, including, without limitation, those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Stated Maturity” means, with respect to any Indebtedness, the date on which the final payment of principal of such Indebtedness was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means (a) with respect to the Company, any Indebtedness of the Company which is by its terms subordinated in right of payment to the Notes, and (b) with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms subordinated in right of payment to its Guarantee. No Indebtedness shall be considered to be subordinated in right of payment by virtue of being unsecured or by virtue of being secured on a junior priority basis.

“Subsidiary” means, with respect to any Person:

(1)            a corporation a majority of whose Voting Stock is at the time owned or controlled, directly or indirectly, by such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof; and

(2)            any other Person (other than a corporation), including, without limitation, a partnership, limited liability company, business trust or joint venture, in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has at least a majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other Person performing similar functions).

“Transfer Agent” means the Person specified in Section 2.03 as the Transfer Agent, and any and all successors thereto, to receive on behalf of the Registrar any Notes for transfer or exchange pursuant to this Indenture.

“Treasury Rate” means the yield to maturity as of the date of the relevant redemption notice of the most recently issued United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (or is obtainable from the Federal Reserve System’s Data Download Program as of the date of such H.15) that has become publicly available at least two Business Days prior to such date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the date of such redemption notice to June 15, 2024; provided, however, that if the period from such date to June 15, 2024 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, or any successor statute.

“Trustee” means Wilmington Trust, National Association, as trustee, until a successor replaces it in accordance with Section 7.08, and thereafter means the successor serving hereunder.

“U.S. dollar-equivalent” means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two Business Days prior to such determination.

“U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“Unrestricted Definitive Note” means one or more Definitive Notes that do not bear, and are not required to bear, the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors of the Company or any direct or indirect parent of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution in compliance with Section 4.11, and any Subsidiary of such Subsidiary.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing (1) the sum of the products of (x) the number of years (calculated to the nearest one-twelfth) from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock and (y) the amount of such payment by (2) the sum of all such payments.

Section 1.02        Other Definitions.

Term	Defined in Section
“Affiliate Transaction”	4.05(a)
“Authentication Order”	2.02
“Covenant Defeasance”	8.03
“Covenant Suspension Event”	4.14(a)
“Disposition”	1.01 (Asset Sale)
“DTC”	2.03
“Event of Default”	6.01(a)
“Excess Proceeds”	4.07(c)
“Irrevocable Repayment”	4.15(a)
“Legal Defeasance”	8.02
“Note Register”	2.03
“Paying Agent”	2.03
“Payment Date”	1.01 (Offer to Purchase)
“Payment Default”	6.01(a)(4)(a)
“Permitted Indebtedness”	4.03(b)
“Ratio Debt”	4.03(a)
“Registrar”	2.03
“Restricted Payment”	4.04(a)
“Reversion Date”	4.14(b)
“Specified Courts”	15.14
“Suspended Covenants”	4.14(a)
“Suspension Period”	4.14(c)
“Testing Party”	4.15(a)
“Transaction Commitment Date”	4.15(a)

Section 1.03        Rules of Construction.

Unless the context otherwise requires:

(a)            a term has the meaning assigned to it;

(b)            an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)            “or” is not exclusive;

(d)            words in the singular include the plural, and in the plural include the singular;

(e)            “will” shall be interpreted to express a command;

(f)            provisions apply to successive events and transactions;

(g)            references to sections of, or rules under, the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(h)            unless the context otherwise requires, any reference to an “Article,” “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Indenture;

(i)            the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, clause or other subdivision;

(j)            “including” means “including without limitation”;

(k)            “$,” “dollars” and “U.S. dollars” each refer to U.S. dollars, or such other money of the United States of America that at any time of payment is legal tender for payment of public and private debts; and

(l)            unless otherwise provided in this Indenture or the Notes, the words “execute,” “execution,” “signed” and “signature” and words of similar import used in or related to any document to be signed in connection with this Indenture or the Notes or any of the transactions contemplated hereby (including amendments, waivers, consents and other modifications) will be deemed to include electronic signatures and the keeping of records in electronic form, each of which will be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything herein to the contrary, the Trustee is not under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee, pursuant to reasonable procedures approved by the Trustee.

Section 1.04        Acts of Holders.

(a)            Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.04.

(b)            The ownership of Notes shall be proved by the Note Register.

(c)            Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

(d)            The Company may set a record date for purposes of determining the identity of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or take any other act, or to vote or consent to any action by vote or consent authorized or permitted to be given or taken by Holders. Unless otherwise specified, if not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation.

(e)            Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.

(f)            Without limiting the generality of the foregoing, a Holder, including DTC, that is the Holder of a Global Note may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and DTC, as the Holder of a Global Note, may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such depositary’s standing instructions and customary practices.

(g)            The Company may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by DTC entitled under the procedures of such depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders. If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than 90 days after such record date.

ARTICLE 2

THE NOTES

Section 2.01        Form and Dating; Terms.

(a)            General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Note shall be dated the date of its authentication. The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(b)            Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent up to the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06.

(c)            Temporary Global Notes. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Notes Custodian and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided.

(i)            During the Restricted Period, beneficial ownership interests in Regulation S Temporary Global Notes may only be sold, pledged or transferred (A) to the Company, (B) in an offshore transaction in accordance with Rule 904 (other than a transaction resulting in an exchange for an interest in a Regulation S Permanent Global Note) or (C) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any State of the United States; and beneficial interests in a 144A Global Note may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Note, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the Trustee a written certificate to the effect that such transfer is being made in accordance with Rule 903 or 904 or Rule 144 (if applicable).

(ii)            Within a reasonable period after expiration or termination of the Restricted Period, beneficial interests in each Regulation S Temporary Global Note shall be exchanged for beneficial interests in a Regulation S Permanent Global Note upon delivery to DTC of the certification of compliance and the transfer of applicable Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of the corresponding Regulation S Permanent Global Note, the Trustee shall cancel the corresponding Regulation S Temporary Global Note. The aggregate principal amount of a Regulation S Temporary Global Note and a Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

(iii)            Notwithstanding anything to the contrary in Section 2.06, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (X) the expiration of the Restricted Period and (Y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B), except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(d)            Terms. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

The Notes shall be subject to repurchase by the Company pursuant to an offer as provided in Section 4.07 or Section 4.09. The Notes shall not be redeemable, other than as provided in Article 3.

An unlimited amount of Additional Notes ranking pari passu with the Initial Notes may be created and issued from time to time by the Company without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes and shall have the same terms as to status, redemption or otherwise (other than with respect to the purchase price thereof and the date from which the interest accrues) as the Initial Notes; provided that the Company’s ability to issue Additional Notes shall be subject to the Company’s compliance with Section 4.03. Such Additional Notes shall have identical terms and conditions as the Initial Notes other than the issuance dates, issue price, transfer restrictions and, if applicable, the date from which interest will initially begin to accrue and the first interest payment date. Except as described under Article 9, the Initial Notes and any Additional Notes subsequently issued under this Indenture will be treated as a single class for all purposes under this Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to “Notes” for all purposes of this Indenture include any Additional Notes that are actually issued. Any Additional Notes shall be issued with the benefit of an indenture supplemental to this Indenture.

Section 2.02        Execution and Authentication.

At least one Officer shall execute the Notes on behalf of the Company by manual, facsimile or other electronic signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form provided for in Exhibit A attached hereto, by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.

On the Issue Date, the Trustee shall, upon receipt of the Company’s order (an “Authentication Order”) signed by one Officer, authenticate and deliver the Initial Notes. In addition, subject to the terms of this Indenture, at any time, from time to time, the Trustee shall upon receipt of an Authentication Order authenticate and deliver any Additional Notes in an aggregate principal amount to be determined at the time of issuance specified therein. Such Authentication Order shall specify the amount of the Notes to be authenticated and, in the case of any issuance of Additional Notes pursuant to Section 2.01, shall certify that such issuance is in compliance with Section 4.03.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03        Registrar and Paying Agent.

The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”), which shall initially be the Corporate Trust Office of the Trustee. The Registrar shall keep a register of the Notes (“Note Register”) and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without prior notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee (or such entity designated by the Trustee) shall act as such and any presentation may be made at the Corporate Trust Office of the Trustee (or the office of such designee). The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Company initially appoints the Trustee to act as the Paying Agent, Registrar and Transfer Agent for the Notes and the Registrar to act as Custodian with respect to the Global Notes.

Section 2.04        Paying Agent to Hold Money in Trust.

The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and will notify the Trustee, in writing, of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee (or such entity designated by the Trustee) shall serve as Paying Agent for the Notes. The Paying Agent shall hold any funds received by them in connection with this Indenture as any other banker.

Section 2.05        Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least two Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.

Section 2.06        Transfer and Exchange.

(a)            Transfer and Exchange of Global Notes. Except as otherwise set forth in this Section 2.06, a Global Note may be transferred, in whole and not in part, by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. A beneficial interest in a Global Note may not be exchanged for a Definitive Note unless (i) the Depositary (x) notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act and, in each case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary, (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Company for Definitive Notes prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) or (iii) there will have occurred and be continuing a Default or Event of Default with respect to the Notes and the Depositary requests the issuance of Definitive Notes. Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Definitive Notes issued subsequent to any of the preceding events in (i), (ii) or (iii) above and pursuant to Section 2.06(c) or (e). A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); provided, however, beneficial interests in a Global Note may be transferred and exchanged as provided in Sections 2.06(b), (c) and (i).

(b)            Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)            Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

(ii)            All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i), the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g).

(iii)            Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) and the Registrar receives the following:

(A)            if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; or

(B)            if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; or

(C)            if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(iv)            Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) and:

(A)            the Registrar receives the following:

(1)            if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(2)            if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (A), if the Registrar or the Company so requests or if the Applicable Procedures so require an Opinion of Counsel in form reasonably acceptable to the Registrar or the Company, as applicable, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act; or

(B)            such transfer is effected pursuant to an automatic exchange in accordance with Section 2.06(i) of this Indenture.

If any such transfer is effected pursuant to this Section 2.06(b)(iv)(A) at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to this Section 2.06(b)(iv).

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)            Transfer or Exchange of Beneficial Interests for Definitive Notes.

(i)            Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon the occurrence of any of the events in paragraph (i), (ii) or (iii) of Section 2.06(a) and receipt by the Registrar of the following documentation:

(A)            if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)            if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(C)            if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(D)            if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)            if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate substantially in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F)            if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)            if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof;

the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g), and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(ii)            Beneficial Interests in Regulation S Temporary Global Notes to Definitive Notes. Notwithstanding Sections 2.06(c)(i)(A) and (C), a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B), except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(iii)            Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only upon the occurrence of any of the events in subsection (i), (ii) or (iii) of Section 2.06(a) and if:

(A)            the Registrar receives the following:

(1)            if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(2)            if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (A), if the Registrar or the Company so requests or if the Applicable Procedures so require an Opinion of Counsel in form reasonably acceptable to the Registrar or the Company, as applicable, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act; or

(B)            such transfer is effected pursuant to an automatic exchange in accordance with Section 2.06(i) of this Indenture.

(iv)            Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon the occurrence of any of the events in subsection (i), (ii) or (iii) of Section 2.06(a) and satisfaction of the conditions set forth in Section 2.06(b)(ii), the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g), and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from or through the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall not bear the Private Placement Legend.

(d)            Transfer and Exchange of Definitive Notes for Beneficial Interests.

(i)            Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)            if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)            if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(C)            if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;

(D)            if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)            if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate substantially in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F)            if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)            if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the applicable Restricted Global Note, in the case of clause (B) above, the applicable 144A Global Note and, in the case of clause (C) above, the applicable Regulation S Global Note, and in all other cases, the IAI Global Note.

(ii)            Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A)            the Registrar receives the following:

(1)            if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(2)            if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (A), if the Registrar or the Company so requests or if the Applicable Procedures so require an Opinion of Counsel in form reasonably acceptable to the Registrar or the Company, as applicable, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act; or

(B)            such transfer is effected pursuant to an automatic exchange in accordance with Section 2.06(i) of this Indenture.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(iii)            Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraph (ii)(A) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)            Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e):

(i)            Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)            if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)            if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; or

(C)            if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications required by item (3) thereof, if applicable.

(ii)            Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A)            the Registrar receives the following:

(1)            if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(2)            if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (A), if the Registrar or the Company so requests an Opinion of Counsel in form reasonably acceptable to the Registrar or the Company, as applicable, to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act; or

(B)            such transfer is effected pursuant to an automatic exchange in accordance with Section 2.06(i) of this Indenture.

(iii)            Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)            Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:

(i)            Private Placement Legend.

(A)            Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution therefor) shall bear the legend in substantially the following form:

“THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) (a) TO A PERSON WHO IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF APPLICABLE), OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS), (2) TO THE COMPANY OR A SUBSIDIARY OF THE COMPANY OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.”

(B)            Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii) or (e)(iii) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(ii)            Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06(g) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(iii)            Regulation S Temporary Global Note Legend. Each Regulation S Temporary Global Note shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS A TEMPORARY GLOBAL NOTE FOR PURPOSES OF REGULATION S UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED. NEITHER THIS TEMPORARY GLOBAL NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD OR DELIVERED, EXCEPT AS PERMITTED UNDER THE INDENTURE REFERRED TO BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE INDENTURE.”

(g)            Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction. If the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h)            General Provisions Relating to Transfers and Exchanges.

(i)            To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s request.

(ii)            No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company and Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.07, 4.09 and 9.04).

(iii)           All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(iv)          Neither the Registrar nor the Company shall be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of mailing of notice of redemption of Notes for redemption under Section 3.02 and ending at the close of business on the day of such mailing, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, or (C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

(v)           Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(vi)          Upon surrender for registration of transfer of any Note at the office or agency of the Company designated pursuant to Section 2.03, the Company shall execute, and the Trustee shall, upon receipt of an Authentication Order, authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.

(vii)         At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall, upon receipt of an Authentication Order, authenticate and mail, the replacement Global Notes and Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of Section 2.06.

(viii)        All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(ix)          The Trustee, Registrar and Paying Agent shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(x)            The Trustee shall not have any responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in, the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner, or other Person (other than the Depositary) of any notice (including any notice of redemption or purchase) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders. The rights of beneficial owners in any Global Note shall be exercised only through the applicable clearing system subject to the Applicable Procedures. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants, and any beneficial owners. Neither the Trustee nor any of its agents shall have any responsibility for any actions taken or not taken by DTC.

(i)            Automatic Exchange from Restricted Global Note to Unrestricted Global Note. At the option of the Company and upon compliance with the following procedures, beneficial interests in a Restricted Global Note shall be exchanged for beneficial interests in an Unrestricted Global Note. In order to effect such exchange, the Company shall provide written notice to the Trustee and the Company shall (i) direct the Depositary to transfer the specified amount of the outstanding beneficial interests in a particular Restricted Global Note to an Unrestricted Global Note and provide the Depositary with all such information as is necessary for the Depositary to appropriately credit and debit the relevant Holder accounts and (ii) provide prior written notice to all Holders of such exchange, which notice must include the date such exchange is proposed to occur, the CUSIP number of the relevant Restricted Global Note and the CUSIP number of the Unrestricted Global Note into which such Holders’ beneficial interests will be exchanged. As a condition to any such exchange pursuant to this Section 2.06(i), the Trustee shall be entitled to receive from the Company, and rely upon conclusively without any liability, an Officer’s Certificate and an Opinion of Counsel to the effect that such transfer of beneficial interests to the Unrestricted Global Note shall be effected in compliance with the Securities Act and the terms and conditions of this Indenture. The Company may request from Holders such information it reasonably determines is required in order to be able to deliver such Officer’s Certificate and Opinion of Counsel. Upon such exchange of beneficial interests pursuant to this Section 2.06(i), the Registrar shall reflect on its books and records the date of such transfer and a decrease and increase, respectively, in the principal amount of the applicable Restricted Global Note and the Unrestricted Global Note, respectively, equal to the principal amount of beneficial interests transferred. Following any such transfer pursuant to this Section 2.06(i) of all of the beneficial interests in a Restricted Global Note, such Restricted Global Note shall be canceled.

Section 2.07        Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the ownership and destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met. An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee (with respect to the Trustee) and the Company (with respect to the Company) to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company and/or the Trustee may charge for their expenses in replacing a Note.

Every replacement Note is a contractual obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08        Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a Redemption Date or Maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09        Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any request, demand, authorization, direction, notice, consent or waiver (other than in respect of any action pursuant to the second paragraph under Section 9.02, which requires the consent of each Holder of an affected Note), Notes owned by the Company, or by any Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Company or any obligor upon the Notes or any Affiliate of the Company or of such other obligor.

Section 2.10        Temporary Notes.

Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes shall be entitled to all of the benefits accorded to Holders under this Indenture.

Section 2.11        Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall, at the written direction of the Company, cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such canceled Notes in accordance with its customary procedures. Certification of the cancellation of all cancelled Notes shall be delivered to the Company upon written request. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12        Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12. The Company shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed, first-class postage prepaid, to each Holder a notice (which shall be prepared by the Company) at his or her address as it appears in the Note Register that states the special record date, the related payment date and the amount of such interest to be paid.

Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

Section 2.13        CUSIP and ISIN Numbers.

The Company in issuing the Notes may use CUSIP and/or ISIN numbers (if then generally in use) and, if so, the Trustee shall use CUSIP and/or ISIN numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will as promptly as practicable notify the Trustee in writing of any change in the CUSIP or ISIN numbers.

ARTICLE 3

REDEMPTION

Section 3.01        Notices to Trustee.

If the Company elects to redeem Notes pursuant to Section 3.07, it shall furnish to the Trustee and the Agents, at least two Business Days for Global Notes or ten calendar days for Definitive Notes (or such shorter period as is agreed to by the Trustee) before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to Section 3.03, an Officer’s Certificate setting forth (i) the paragraph or sub-paragraph of such Note and/or Section of this Indenture pursuant to which the redemption shall occur, (ii) the Redemption Date, (iii) the principal amount of the Notes to be redeemed and (iv) the redemption price.

Section 3.02        Selection of Notes to Be Redeemed or Purchased.

If less than all of the Notes are to be redeemed or purchased in an Offer to Purchase at any time, the Trustee shall select Notes for redemption or purchase as follows (a) in compliance with the requirements of the securities exchange, if any, on which the Notes are listed, which requirements shall be specified in writing by the Company to the Trustee; or (b) if the Notes are not so listed, on a pro rata basis, by lot or by such other method as the Paying Agent or Registrar deems fair and appropriate (and in such manner as complies with applicable legal requirements and, in the case of Global Notes, the procedures of DTC).

The Registrar and Paying Agent shall promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes redeemed in part shall be redeemed only in integral multiples of $1,000, and no Notes of $2,000 or less shall be redeemed in part, except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not $2,000 or a multiple of $1,000 in excess thereof, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03        Notice of Redemption.

The Company shall mail or cause to be mailed by first-class mail (or sent electronically, or otherwise in accordance with the procedures of DTC) notices of redemption at least 10 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder’s registered address (with a copy to the Trustee and Paying Agent) or otherwise in accordance with the procedures of the Depositary, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued (i) in connection with Article 8 or Article 14 or (ii) in the case of a redemption that is subject to one or more conditions precedent, as described in the next succeeding sentence. In connection with any redemption of Notes, any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), or such redemption may not occur and such notice may be modified or rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Company in its sole discretion) by the redemption date, or by the redemption date so delayed. In addition, such notice of redemption may be extended if such conditions precedent have not been satisfied or waived by the Company by providing notice to the Holders.

The notice shall identify the Notes to be redeemed (including CUSIP and/or ISIN numbers) and shall state:

(a)            the Redemption Date;

(b)            the redemption price;

(c)            if any Note is to be redeemed in part only, the portion of the principal amount of that Note that is to be redeemed and that, after the Redemption Date upon surrender of such Note (other than Global Notes), a new Note or Notes in principal amount equal to the unredeemed portion of the original Note representing the same indebtedness to the extent not redeemed will be issued in the name of the Holder of the Note upon cancellation of the original Note;

(d)            the name and address of the Paying Agent;

(e)            that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f)            that, so long as the Company has deposited with the Trustee funds sufficient to pay the principal of, premium, if any, and accrued and unpaid interest, if any, on the Notes to be redeemed, interest on Notes or portions thereof called for redemption ceases to accrue on and after the Redemption Date;

(g)            the paragraph or subparagraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(h)            that no representation is made as to the correctness or accuracy of the CUSIP and/or ISIN number, if any, listed in such notice or printed on the Notes.

At the Company’s request, the Trustee shall give the notice of redemption in the name of the Company and at the Company’s expense; provided that the Company shall have delivered to the Trustee, at least two Business Days, in the case of Global Notes, and five Business Days, in the case of Definitive Notes, before notice of redemption is required to be mailed (or electronically delivered) or caused to be mailed (or electronically delivered) to Holders pursuant to this Section 3.03 (unless a shorter notice shall be agreed to by the Trustee), an Officer’s Certificate (which may be the same Officer’s Certificate delivered pursuant to Section 3.01) requesting that the Trustee give such notice and a copy of the notice containing the information required in the preceding paragraph.

The Company shall deliver written notice to the Trustee setting forth the calculation of the Applicable Premium, if any, on or prior to the date a notice of redemption is given, and the Trustee may conclusively rely on such calculation without further investigation.

In no event shall the Trustee be responsible for monitoring, or charged with knowledge of, the maximum aggregate amount of the Notes eligible under this Indenture to be redeemed.

Section 3.04        Effect of Notice of Redemption.

Once notice of redemption is mailed or sent electronically in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the Redemption Date at the redemption price, subject to the satisfaction of any conditions precedent. The notice, if mailed (or sent electronically) in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail (or electronically) or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Subject to Section 3.05, on and after the Redemption Date, interest ceases to accrue on Notes or portions thereof called for redemption unless the Company defaults in the delivery of the redemption payment.

Neither the Trustee, the Paying Agent nor the Registrar shall be liable for any selections made by it in accordance with the preceding paragraphs.

Section 3.05        Deposit of Redemption or Purchase Price.

Prior to 10:00 a.m. (New York City time) on the redemption or purchase date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued and unpaid interest on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued and unpaid interest on, all Notes to be redeemed or purchased.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest to the redemption or purchase date shall be paid on the redemption or purchase date to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest accrued to the redemption or purchase date not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06        Notes Redeemed or Purchased in Part.

Upon surrender of a Note (other than a Global Note) that is redeemed or purchased in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered representing the same indebtedness to the extent not redeemed or purchased; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Note.

Section 3.07        Optional Redemption.

(a)            At any time prior to June 15, 2024, the Company may redeem up to 40.0% of the aggregate principal amount of Notes issued under this Indenture (calculated after giving effect to any issuance of Additional Notes) at a redemption price of 107.0% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the redemption date, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the redemption date, with the net cash proceeds of one or more Equity Offerings (in the case of an Equity Offering by a direct or indirect parent of the Company to the extent that such cash proceeds are contributed to the common equity capital of the Company or used to purchase Capital Stock (other than Disqualified Stock) of the Company); provided that:

(1)      at least 60.0% of the aggregate principal amount of Notes issued under this Indenture (calculated      after giving effect to any issuance of Additional Notes) remains outstanding immediately after the      occurrence of such redemption (excluding Notes held by the Company or its Affiliates); and

(2)            the redemption must occur within 90 days of the date of the closing of such Equity Offering.

At any time prior to June 15, 2024, the Company may redeem all or part of the Notes at a redemption price equal to the sum of (i) 100.0% of the principal amount thereof, (ii) the Applicable Premium as of the Redemption Date and (iii) accrued and unpaid interest thereon to, but excluding, the Redemption Date, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the Redemption Date.

(b)            At any time, in connection with any tender offer or other offer to purchase the Notes (including pursuant to an Offer to Purchase), if not less than 90.0% in aggregate principal amount of the outstanding Notes are purchased by the Company, or any third party purchasing or acquiring Notes in lieu of the Company, all of the Holders will be deemed to have consented to such tender offer or other offer and, accordingly, the Company or such third party will have the right, upon notice as described below, to redeem the Notes that remain outstanding following such purchase at the price paid to Holders in such purchase (which may be less than par), plus accrued and unpaid interest, if any, on such Notes to, but excluding, the Redemption Date, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the Redemption Date.

(c)            In addition, at any time on or after June 15, 2024, the Company may redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, to, but excluding, the Redemption Date, subject to the rights of Holders on the relevant record dates to receive interest due on the relevant interest payment date falling prior to or on the Redemption Date, if redeemed during the 12-month period beginning on the years indicated below:

Period	Redemption Price
2024	103.500%

2025	101.750%

2026 and thereafter	100.000%

Section 3.08        Mandatory Redemption; Open-Market Purchases.

The Company will not be required to make any mandatory redemption or sinking fund payments with respect to the Notes. The Company or its Affiliates may at any time and from time to time purchase Notes or other Indebtedness of the Company or its Affiliates. Any such purchases may be made through open-market or privately negotiated transactions with third parties or pursuant to one or more tender or exchange offers or otherwise, upon such terms and at such prices, as well as with such consideration, as the Company or any such Affiliates may determine.

ARTICLE 4

COVENANTS

Section 4.01        Payment of Principal, Premium and Interest.

The Company shall duly and punctually pay the principal of, premium, if any, and interest on the Notes in accordance with the terms of the Notes and this Indenture. Principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent, if other than the Company or an Affiliate thereof, holds as of 10:00 a.m. New York City Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest, if any, then due.

Section 4.02        Corporate Existence.

Subject to Article 5, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect the existence (corporate or otherwise) and related rights and franchises (charter and statutory) of the Company and each Restricted Subsidiary; provided, however, that the Company shall not be required to preserve any such right or franchise or the existence (corporate or otherwise) of any such Restricted Subsidiary if the Board of Directors of the Company shall determine that the preservation thereof is no longer necessary or desirable in the conduct of the business of the Company and its Restricted Subsidiaries as a whole and that the loss thereof could not reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations hereunder; provided, further, however, that the foregoing shall not prohibit a sale, transfer or conveyance of a Restricted Subsidiary or any of its assets in compliance with the terms of this Indenture.

Section 4.03        Limitation on Indebtedness, Disqualified Stock and Preferred Stock.

(a)            The Company will not, and will not permit any Restricted Subsidiary to, Incur any Indebtedness or issue shares of Disqualified Stock; provided that the Company or any Guarantor may Incur Indebtedness or issue shares of Disqualified Stock or shares of Preferred Stock if, after giving effect to the Incurrence of such Indebtedness, or the issuance of such Disqualified Stock or Preferred Stock, as the case may be, and the receipt and application of the proceeds therefrom, either (x) the Consolidated Leverage Ratio would be positive and less than 6.00 to 1.00 or (y) the Fixed Charge Coverage Ratio would be 2.00 to 1.00 or greater (“Ratio Debt”).

(b)            Section 4.03(a) will not prohibit the Incurrence of any of the following (collectively, “Permitted Indebtedness”):

(1)            the Incurrence by the Company or any Guarantor of Indebtedness under a Revolving Credit Agreement (including, without limitation, the Incurrence by the Company and the Guarantors of Guarantees thereof) in an aggregate amount at any one time outstanding pursuant to this clause (1) not to exceed $75.0 million;

(2)            Existing Indebtedness;

(3)            the Incurrence by the Company and the Guarantors of Indebtedness represented by the Notes issued on the Issue Date and the related Note Guarantees;

(4)            the Incurrence by the Company or any Restricted Subsidiary of Indebtedness (including Indebtedness represented by Finance Lease Obligations not associated with IRUs, mortgage financings and purchase money obligations) Incurred for the purpose of financing all or any part of the purchase price or cost of lease, construction, installation, repair or improvement of property, plant or equipment or other fixed or capital assets used in the business of the Company or such Restricted Subsidiary (including any reasonably related fees or expenses Incurred in connection with such acquisition, construction or improvement, and whether through the direct purchase of such assets or through the purchase of the Capital Stock of any Person owning such assets), in an aggregate amount, including all Indebtedness Incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness Incurred pursuant to this clause (4), not to exceed, at any time outstanding, the greater of (x) $50.0 million and (y) 20.0% of Consolidated Cash Flow for the Reference Period; provided that Finance Lease Obligations Incurred by the Company or any Restricted Subsidiary pursuant to this clause (4) in connection with a Sale and Leaseback Transaction shall not be subject to the foregoing limitation so long as the proceeds of such Sale and Leaseback Transaction are used by the Company or such Restricted Subsidiary to permanently repay outstanding loans under any Indebtedness secured by a Lien (it being understood that any Indebtedness Incurred pursuant to this clause (4) shall cease to be deemed Incurred and outstanding pursuant to this clause (4) but shall be deemed Incurred and outstanding as Ratio Debt from and after the first date on which the Company or any such Guarantor, as the case may be, could have Incurred such Indebtedness as Ratio Debt (to the extent the Company or any such Guarantor is able to Incur any Liens related thereto as Permitted Liens after such reclassification));

(5)            the Incurrence by the Company or any Restricted Subsidiary of Permitted Refinancing Indebtedness in exchange for, or the net cash proceeds of which are used to refund, refinance or replace Indebtedness, Disqualified Stock and Preferred Stock that was permitted by this Indenture to be Incurred as Ratio Debt, under this clause (5) or under clause (2), (3) or (16) of this Section 4.03(b) or subclause (y) of any of clauses (4) or (14) (provided that any amounts Incurred under this clause (5) as Permitted Refinancing Indebtedness in respect of Indebtedness, Disqualified Stock and Preferred Stock Incurred pursuant to subclause (y) of any of these clauses shall reduce the amount available under such subclause (y) of such clause so long as such Permitted Refinancing Indebtedness remains outstanding (but, in each case, not below $0)), including any Increased Amount;

(6)            the Incurrence by the Company or any Restricted Subsidiary of Indebtedness or Disqualified Stock owing to and held by the Company or any Restricted Subsidiary; provided that:

(a)            if the Company or any Guarantor is the obligor on such Indebtedness or Disqualified Stock and such Indebtedness or Disqualified Stock is owed to a non-Guarantor Restricted Subsidiary, such Indebtedness must be unsecured and expressly subordinated in right of payment to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the Company, or the Note Guarantee, in the case of a Guarantor; and

(b)            any event that results in any such Indebtedness or Disqualified Stock being held by a Person other than the Company or a Restricted Subsidiary (except for any pledge of such Indebtedness or Disqualified Stock constituting a Permitted Lien until the pledgee commences actions to foreclose on such Indebtedness or Disqualified Stock) will be deemed, in each case, to constitute an Incurrence of such Indebtedness or Disqualified Stock by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)            (i) the Guarantee by the Company or any Guarantor of Indebtedness of the Company or a Restricted Subsidiary and (ii) the Guarantee by a non-Guarantor Restricted Subsidiary of Indebtedness of another non-Guarantor Restricted Subsidiary, in each case, that was permitted to be Incurred by another provision of this Section 4.03;

(8)            the Incurrence by the Company or any Restricted Subsidiary of Hedging Obligations that are Incurred for the purpose of fixing, hedging or swapping interest rate, commodity price or foreign currency exchange rate risk (or to reverse or amend any such agreements previously made for such purposes), and not for speculative purposes;

(9)            the Incurrence by the Company or any Restricted Subsidiary of Indebtedness arising from agreements providing for indemnification, earn-outs, adjustment of purchase price or similar obligations, or Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any Restricted Subsidiary pursuant to such agreements, in any case Incurred in connection with the disposition or acquisition of any business, assets or Capital Stock of a Restricted Subsidiary (other than Guarantees of Indebtedness, Incurred by any Person acquiring all or any portion of such business, assets or Capital Stock of a Restricted Subsidiary for the purpose of financing such acquisition), so long as the amount does not exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition;

(10)            the Incurrence by the Company or any Restricted Subsidiary of Indebtedness in respect of bid, performance or surety bonds or letters of credit issued in the ordinary course of business, including letters of credit supporting lease obligations or supporting such bid, performance or surety bonds or in respect of workers’ compensation claims, health, disability or other employee benefits (whether current or former) or property, casualty or liability insurance or self-insurance, or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims, health, disability or other employee benefits (whether current or former) or property, casualty or liability insurance;

(11)            the Incurrence by the Company or any Restricted Subsidiary of Indebtedness, Disqualified Stock or Preferred Stock to the extent the net cash proceeds thereof are promptly deposited pursuant to Sections 8.02, 8.03 or 14.01;

(12)            customer deposits and advance payments received from customers for goods and services sold in the ordinary course of business;

(13)            the Incurrence by the Company or any Restricted Subsidiary of Indebtedness (including Finance Lease Obligations) represented by an IRU which is entered into in the ordinary course of business;

(14)            the Incurrence by the Company or any Restricted Subsidiary of additional Indebtedness, Disqualified Stock or Preferred Stock in an aggregate amount at any one time outstanding pursuant to this clause (14), not to exceed $100.0 million; provided that the principal amount of Indebtedness, Disqualified Stock or Preferred Stock Incurred by any Restricted Subsidiary that is not a Guarantor pursuant to this clause (14) does not exceed $50.0 million at any one time outstanding (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock Incurred pursuant to this clause (14) shall cease to be deemed Incurred and outstanding pursuant to this clause (14) but shall be deemed Incurred and outstanding as Ratio Debt from and after the first date on which the Company or any such Guarantor, as the case may be, could have Incurred such Indebtedness, Disqualified Stock or Preferred Stock as Ratio Debt);

(15)            Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

(16)            Indebtedness, Disqualified Stock or Preferred Stock (i) of the Company or any of its Restricted Subsidiaries Incurred to finance an acquisition and (ii) of Persons that are acquired by the Company or any of its Restricted Subsidiaries or merged into the Company or a Restricted Subsidiary in accordance with the terms of this Indenture; provided, however, that after giving effect to such acquisition and the Incurrence of such Indebtedness, Disqualified Stock or Preferred Stock, either:

(a)            the Company would be permitted to Incur at least $1.00 of additional Indebtedness as Ratio Debt; or

(b)            the Consolidated Leverage Ratio or Fixed Charge Coverage Ratio would be less (in the case of the Consolidated Leverage Ratio) or more (in the case of the Fixed Charge Coverage Ratio) than immediately prior to such acquisition;

(17)            Indebtedness owed on a short-term basis to banks and other financial institutions Incurred in the ordinary course of business of the Company and the Restricted Subsidiaries with such banks or financial institutions that arises in connection with ordinary banking arrangements to manage cash balances of the Company and the Restricted Subsidiaries;

(18)            Indebtedness Incurred by the Company or any Restricted Subsidiary in connection with bankers’ acceptances, discounted bills of exchange or the discounting or factoring of receivables for credit management purposes, in each case Incurred or undertaken in the ordinary course of business on arm’s-length commercial terms;

(19)            shares of Preferred Stock of a Restricted Subsidiary issued to the Company or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event that results in any Restricted Subsidiary that holds such shares of Preferred Stock of another Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to be an issuance of shares of Preferred Stock not permitted by this clause (19);

(20)            Indebtedness Incurred by a Receivables Subsidiary in a Qualified Receivables Financing that is not recourse to the Company or any Restricted Subsidiary other than a Receivables Subsidiary (except for Standard Securitization Undertakings);

(21)            customer deposits and advance payments received in the ordinary course of business from customers for goods purchased in the ordinary course of business;

(22)            Indebtedness of the Company or any Restricted Subsidiary supported by a letter of credit or bank guarantee issued pursuant to any credit facility permitted under this Indenture, so long as such letter of credit has not been terminated and is in a principal amount not in excess of the stated amount of such letter of credit or bank guarantee;

(23)            Indebtedness of the Company or any Restricted Subsidiary consisting of (x) the financing of insurance premiums or (y) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(24)            (x) Indebtedness, Disqualified Stock or Preferred Stock issued by the Company or any Restricted Subsidiary to future, current or former officers, directors, managers, employees, consultants and independent contractors thereof or any direct or indirect parent thereof, their respective estates, heirs, family members, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Company or any direct or indirect parent of the Company to the extent permitted under Section 4.04;

(25)            guarantees Incurred in the ordinary course of business in respect of obligations to suppliers, customers, franchisees, lessors, licensees, sub-licensees and distribution partners; and

(26)            unfunded pension fund and other employee benefit plan obligations and liabilities to the extent (i) that they are permitted to remain unfunded under applicable law and (ii) Incurred in ordinary course of business consistent with past practices.

(c)            For purposes of determining compliance with this covenant, in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of Permitted Indebtedness or is entitled to be Incurred as Ratio Debt, the Company shall, in its sole discretion, at the time of Incurrence, divide, classify or reclassify, or at any later time divide, classify or reclassify, such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) in any manner that complies with this covenant. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that are otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the Incurrence of the Indebtedness represented by such Guarantee or letter of credit, as the case may be, was in compliance with this Section 4.03.

(d)            For purposes of determining compliance with this covenant, all Disqualified Stock or Preferred Stock issued by a Person shall be valued at the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, plus accrued dividends. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock which does not have a fixed repurchase price will be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock, as applicable, as if such Disqualified Stock or Preferred Stock were repurchased on any date on which Indebtedness will be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Company or any direct or indirect parent of the Company.

(e)            For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, Disqualified Stock or Preferred Stock, the U.S. dollar-equivalent principal amount, liquidation preference or maximum fixed repurchase price, as applicable, of Indebtedness, Disqualified Stock or Preferred Stock denominated in a foreign currency shall be calculated based on the relevant currency exchange rate (x) in effect on the date such Indebtedness, Disqualified Stock or Preferred Stock was Incurred (or the date on which it priced), in the case of term debt, first committed or first Incurred (whichever yields the lower U.S. dollar-equivalent), in the case of revolving credit debt or debt financing to fund an acquisition, or first issued, in the case of Disqualified Stock or Preferred Stock; provided that if such Indebtedness, Disqualified Stock or Preferred Stock is Incurred to refinance other Indebtedness, Disqualified Stock or Preferred Stock denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount, liquidation preference or maximum fixed repurchase price of such refinancing Indebtedness, Disqualified Stock or Preferred Stock does not exceed the principal amount of such Indebtedness, Disqualified Stock or Preferred Stock being refinanced (plus any Increased Amount).

(f)            The principal amount, liquidation preference or maximum fixed repurchase price, as applicable, of any Indebtedness, Disqualified Stock or Preferred Stock Incurred to refinance other Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, if Incurred or issued in a different currency from the Indebtedness, Disqualified Stock or Preferred Stock being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Indebtedness, Disqualified Stock or Preferred Stock is denominated that is in effect on the date of such refinancing.

(g)            This Indenture will not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) Indebtedness as subordinated or junior to any other Indebtedness merely because it has a junior priority with respect to the same collateral.

Section 4.04        Limitation on Restricted Payments.

(a)            The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, take any of the following actions (each, a “Restricted Payment”):

(i)            declare or pay any dividend or make any other payment or distribution with respect to any of the Company’s or any Restricted Subsidiary’s Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any Restricted Subsidiary (other than dividends, payments or distributions (x) payable in Equity Interests (other than Disqualified Stock) of the Company or (y) to the Company or a Restricted Subsidiary));

(ii)            purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company or any Restricted Subsidiary) any Equity Interests of the Company;

(iii)            call for redemption or make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, prior to the Stated Maturity thereof, any Subordinated Indebtedness except (a) in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, purchase or other acquisition, or (b) intercompany Indebtedness permitted to be Incurred pursuant to Section 4.03(b)(6); or

(iv)            make any Investment (other than a Permitted Investment);

unless, at the time of and after giving pro forma effect to such Restricted Payment:

(1)	(x) in the case of an Investment (other than a Permitted Investment), no Specified Event of Default shall have occurred and be continuing or would occur as a consequence thereof, and (y) in the case of any other Restricted Payment, no Event of Default will have occurred and be continuing or would occur as a consequence thereof;

(2)	the Company could Incur $1.00 of additional Indebtedness as Ratio Debt; and

(3)	such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and the Restricted Subsidiaries after April 1, 2021 (including Restricted Payments permitted by clauses (1) and (7) of Section 4.04(b), but excluding all other Restricted Payments permitted by Section 4.04(b)), is less than the sum, without duplication, of:

(a)            (x) the aggregate Consolidated Cash Flow accrued in the period beginning on the first day of the quarter beginning on April 1, 2021, and ending on the last day of the most recent quarter for which internal financial statements are available prior to the date of such proposed Restricted Payment (or, if such Consolidated Cash Flow for such period is a deficit, less 100.0% of such deficit), less (y) 1.5 times consolidated interest expense during such period; plus

(b)            100.0% of the aggregate amount received by the Company in cash and the Fair Market Value of property other than cash since April 1, 2021 as a contribution to its common equity capital or from the issue or sale of Equity Interests (other than Disqualified Stock) of the Company or any Restricted Subsidiary and the amount of reduction of Indebtedness of the Company or its Restricted Subsidiaries that has been converted into or exchanged for such Equity Interests (other than Equity Interests sold to, or Indebtedness held by, a Subsidiary of the Company); plus

(c)            with respect to Investments (other than Permitted Investments) made by the Company and the Restricted Subsidiaries after April 1, 2021, an amount equal to the net reduction in such Investments in any Person (except, in each case, to the extent any such amount is included in the calculation of Consolidated Net Income), resulting from repayment to the Company or any Restricted Subsidiary of loans or advances or from the receipt of proceeds from the sale of any such Investment in an amount equal to 100.0% of the net cash proceeds or the Fair Market Value of the property other than cash, from the release of any Guarantee (except to the extent any amounts are paid under such Guarantee) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, not to exceed, in each case, the amount of such Investments previously made by the Company or any Restricted Subsidiary of such Person; plus

(d)            the principal amount of any Indebtedness, or the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock, of the Company or any Restricted Subsidiary thereof issued after April 1, 2021 (other than Indebtedness or Disqualified Stock issued to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Company or any Restricted Subsidiary (other than to the extent such employee stock ownership plan or trust has been funded by the Company or any Restricted Subsidiary)) which has been converted into or exchanged for Equity Interests in the Company or any other direct or indirect parent of the Company (other than Disqualified Stock).

(b)            The provisions of Section 4.04(a) shall not prohibit the following; provided that, in the case of clauses (7) and (8) below only, no Default has occurred and is continuing or would be caused thereby:

(1)            the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture, and the redemption of any Equity Interests or Subordinated Indebtedness within 60 days after the date on which notice of such redemption was given, if at said date of the giving of such notice, such redemption would have complied with the provisions of this Indenture;

(2)            the payment of any dividend by a Restricted Subsidiary to all the holders of its Common Stock on a pro rata basis;

(3)            any Restricted Payment in exchange for, or out of the net proceeds of a contribution to the common equity of the Company or a substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests (other than Disqualified Stock) of the Company or, to the extent the proceeds from such contribution or sale of Equity Interests are contributed to the common equity capital of the Company or used to purchase Capital Stock (other than Disqualified Stock) of the Company, a direct or indirect parent of the Company; provided that the amount of any such net proceeds that are utilized for such Restricted Payment will be excluded from Section 4.04(a)(3)(b);

(4)            the redemption, repurchase, defeasance or other acquisition or retirement for value of Subordinated Indebtedness in exchange for, or with the net cash proceeds from a substantially concurrent Incurrence (other than to a Subsidiary of the Company) of, Permitted Refinancing Indebtedness;

(5)            the repurchase of Capital Stock deemed to occur upon the exercise of options or warrants to the extent that such Capital Stock represents all or a portion of the exercise price thereof and applicable withholding taxes, if any;

(6)            the payment of cash in lieu of fractional Equity Interests in connection with any dividend, distribution or split of or upon exercise, exchange or conversion of Equity Interests, warrants, options or other securities exercisable or convertible into, Equity Interests of the Company or any direct or indirect parent of the Company; provided that such payment shall not be for the purpose of evading the limitations of this covenant (as determined by the Board of Directors of the Company in good faith);

(7)            the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiary, or Preferred Stock of a Restricted Subsidiary, in each case issued in accordance with Section 4.03;

(8)            other Restricted Payments in an aggregate amount not to exceed $250.0 million;

(9)            purchases of receivables pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Financing and the payment or distribution of Receivables Fees;

(10)          payments or distributions to satisfy dissenters’ rights, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of this Indenture applicable to mergers, consolidations and transfers of all or substantially all the property and assets of the Company;

(11)          the purchase, retirement, redemption or other acquisition for value of Equity Interests of the Company held by any future, present or former employee, director or consultant of the Company or any Subsidiary of the Company (or their permitted transferees) pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement; provided, however, that the aggregate amounts paid under this clause (11) shall not exceed the greater of (x) $2.5 million and (y) 1.5% of Consolidated Cash Flow for the Reference Period in any calendar year, with unused amounts in any calendar year being permitted to be carried over for the next succeeding calendar year up to a maximum of the greater of (x) $5.0 million and (y) 3.0% of Consolidated Cash Flow for the Reference Period in the aggregate in any calendar year;

(12)          for so long as the Company is a member of a group filing a consolidated, affiliated, unitary or combined tax return with its direct or indirect parent, payments with respect to such group’s consolidated, affiliated, unitary or combined income tax liability attributable to the Company and/or its applicable Subsidiaries, in an amount not to exceed, for any taxable period, any such taxes that the Company and/or its applicable Subsidiaries would have been required to pay in respect of such taxable period on a separate group basis if the Company and/or such Subsidiaries had paid such taxes on a consolidated, affiliated, unitary or combined basis on behalf of an affiliated group consisting only of the Company and such Subsidiaries (reduced by any such income taxes paid or to be paid directly by the Company or such Subsidiaries); provided that any such tax payments attributable to any Unrestricted Subsidiaries shall not exceed any corresponding payments actually distributed by such Unrestricted Subsidiaries to the Company or any of its Restricted Subsidiaries;

(13)            the prepayment, redemption, purchase, defeasance or other satisfaction of any Indebtedness, Disqualified Stock or Preferred Stock (x) existing at the time a Person becomes a Subsidiary or (y) assumed in connection with the acquisition of assets, in each case so long as such Indebtedness, Disqualified Stock or Preferred Stock was not Incurred in contemplation of such Person becoming a Subsidiary or such acquisition;

(14)            the payment, purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness, Disqualified Stock or Preferred Stock of the Company and its Restricted Subsidiaries pursuant to provisions similar to those described in Sections 4.07 and 4.09; provided that, prior to such payment, purchase, redemption, defeasance or other acquisition or retirement for value, the Company (or a third party to the extent permitted by this Indenture) has made any Offer to Purchase with respect to the Notes, and has repurchased, redeemed, defeased, acquired or retired all Notes validly tendered and not validly withdrawn in connection with such Change of Control or Asset Sale, as the case may be;

(15)            the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Company or a Restricted Subsidiary of the Company by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries the primary assets of which are cash and/or Cash Equivalents); and

(16)            any payment that is intended to prevent any Indebtedness from being treated as an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code.

(c)            The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the Transaction Commitment Date, in the case of an event described under clause (x) of Section 4.15(a), or the date of the Restricted Payment of the assets or securities proposed to be transferred or issued to or by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment, as applicable; provided that the amount of any Investment outstanding at any time shall be the amount actually invested in such Investment (determined, in the case of any Investment made with assets of the Company or any Restricted Subsidiary, based on the Fair Market Value of the assets invested and without taking into account subsequent increases or decreases in value), reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash, without duplication of any equivalent increase in any basket, by the Company or a Restricted Subsidiary in respect of such Investment and shall be net of any Investment by such Person in the Company or any Restricted Subsidiary.

(d)            For purposes of this Section 4.04, if any Investment or Restricted Payment (or a portion thereof) would be permitted pursuant to one or more provisions described above and/or one or more of the exceptions contained in the definition of “Permitted Investments,” the Company may divide and classify such Investment or Restricted Payment in any manner that complies with this covenant and may later divide and reclassify any such Investment or Restricted Payment so long as the Investment or Restricted Payment (as so divided and/or reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such reclassification. In addition, for purposes of this Section 4.04, any Restricted Payment permitted hereunder may, at the option of the Company or its Restricted Subsidiaries, be structured in the form of a loan or other Investment.

Section 4.05        Limitation on Transactions with Affiliates.

(a)            The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into, make, amend, renew or extend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any of their Affiliates (each, an “Affiliate Transaction”), unless:

(1)            such Affiliate Transaction is on terms that are not less favorable, taken as a whole, in any material respect to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable arm’s-length transaction by the Company or such Restricted Subsidiary with an unrelated Person (as determined in good faith by the Company or a direct or indirect parent of the Company); and

(2)            the Company delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of the greater of (x) $5.0 million and (y) 3.0% of Consolidated Cash Flow for the Reference Period, a Board Resolution accompanied by an Officer’s Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with clause (a)(1) above and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the Disinterested Members.

(b)            The following items will be deemed not to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.05(a):

(1)            (a) transactions between or among the Company and/or any of its Restricted Subsidiaries (or an entity that becomes a Restricted Subsidiary as a result of such transaction) and (b) any merger or consolidation of the Company and Cogent Holdco or any other direct or indirect parent of the Company (provided that such parent entity shall have no material liabilities and no material assets (other than Cash Equivalents and the Capital Stock of the Company) and such merger or consolidation is otherwise in compliance with the terms of this Indenture and effected for a bona fide business purpose);

(2)            (a) Restricted Payments that are permitted by this Indenture and (b) Permitted Investments;

(3)            transactions in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an independent accounting, appraisal or investment banking firm of national standing (as determined in good faith by the Company or a direct or indirect parent of the Company) stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (1) of Section 4.05(a);

(4)            payments, loans or advances to employees or consultants or guarantees in respect thereof (or cancellation of loans, advances or guarantees) for bona fide business purposes or in the ordinary course of business;

(5)            any agreement or arrangement as in effect as of the Issue Date and as thereafter amended, supplemented or replaced (so long as such amendment, supplement or replacement is not more disadvantageous to the Holders in any material respect than the original agreement or arrangement as in effect on the Issue Date) or any transaction or payments contemplated thereby;

(6)            (a) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case, in the ordinary course of business and otherwise in compliance with the terms of this Indenture, which are fair to the Company and its Restricted Subsidiaries in the reasonable determination of the Board of Directors or the senior management of the Company or a direct or indirect parent of the Company or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party and (b) transactions with Unrestricted Subsidiaries in the ordinary course of business;

(7)            the sale or issuance of Equity Interests (other than Disqualified Stock) of the Company;

(8)            any contribution to the capital of the Company (other than Disqualified Stock) or any investments by Cogent Holdco or a direct or indirect parent of the Company in Equity Interests (other than Disqualified Stock) of the Company (and payment of reasonable out-of-pocket expenses incurred by Cogent Holdco or a direct or indirect parent of the Company in connection therewith);

(9)            any transaction with a Person (other than an Unrestricted Subsidiary) which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an Equity Interest in or otherwise controls such Person; provided that no Affiliate of the Company or any of its Subsidiaries other than the Company or a Restricted Subsidiary shall have a beneficial interest or otherwise participate in such Person;

(10)            transactions between the Company or any of its Restricted Subsidiaries and any Person who is a director, or such Person has a director who is also a director of the Company or any direct or indirect parent of the Company; provided, however, that such director abstains from voting as a director of the Company or such direct or indirect parent of the Company, as the case may be, on any matter involving such other Person;

(11)            pledges of Equity Interests of Unrestricted Subsidiaries;

(12)            transactions with Affiliates solely in their capacity as holders of Indebtedness or Equity Interests of the Company or any of its Subsidiaries, so long as such transaction is with all holders of such class (and there are such non-Affiliate holders) and such Affiliates are treated no more favorably than all other holders of such class generally;

(13)            the existence of, or the performance by the Company or any of its Restricted Subsidiaries of their obligations under the terms of, any customary registration rights or shareholders’ agreement to which they are a party or become a party in the future;

(14)            any employment agreements entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and the payment of reasonable and customary fees and reimbursements paid to, and customary indemnity and similar arrangements provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary or (to the extent relating to the business of the Company and its Subsidiaries) any other direct or indirect parent of the Company;

(15)            any transaction effected as part of a Qualified Receivables Financing permitted hereunder;

(16)            the issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock option and stock ownership plans or similar employee benefit plans approved by the Board of Directors of the Company or of a Restricted Subsidiary of the Company, as appropriate, in good faith;

(17)            (i) any employment, consulting, service or termination agreement, or customary indemnification arrangements, entered into by the Company or any of its Restricted Subsidiaries with current, former or future officers, directors, employees and consultants of the Company or any of its Restricted Subsidiaries (or of any direct or indirect parent of the Company to the extent such agreements or arrangements are in respect of services performed for the Company or any of its Restricted Subsidiaries) and the payment of compensation to officers, directors, employees and consultants of the Company or any of its Restricted Subsidiaries (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans) (or of any direct or indirect parent of the Company to the extent such agreements or arrangements are in respect of services performed for the Company or any of its Restricted Subsidiaries), in each case in the ordinary course of business; and (ii) any payment of compensation or other employee compensation, benefit plan or arrangement, any health, disability or similar insurance plan which covers officers, directors, employees or consultants of the Company or any of its Restricted Subsidiaries or any direct or indirect parent of the Company (including amounts paid pursuant to any management equity plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, stock option or similar plans and any successor plan thereto and any supplemental executive retirement benefit plans or arrangements), in each case, in the ordinary course of business or as otherwise approved in good faith by the Board of Directors of the Company or a direct or indirect parent of the Company;

(18)            investments by a direct or indirect parent of the Company in securities of the Company or any Restricted Subsidiary (and payment of reasonable out-of-pocket expenses incurred by a direct or indirect parent of the Company in connection therewith);

(19)            any lease entered into between the Company or any Restricted Subsidiary, as lessee, and any Affiliate of the Company, as lessor, in the ordinary course of business; and

(20)            (i) intellectual property licenses in the ordinary course of business and (ii) intercompany intellectual property licenses and research and development agreements in the ordinary course of business.

Section 4.06        Limitation on Liens.

(a)            The Company will not, and will not permit any Guarantor (other than Cogent Holdco) to, directly or indirectly, create, Incur or suffer to exist any Lien (other than Permitted Liens) on any asset or property of the Company or such Guarantor, or any income or profits therefrom, or assign or convey any right to receive income therefrom, that secures any Indebtedness of the Company or such Guarantor, unless:

(i)            in the case of Liens securing Subordinated Indebtedness, the Notes or Note Guarantees, as applicable, are contemporaneously secured by a Lien on such property or assets on a senior basis to the Subordinated Indebtedness so secured until such time as such Subordinated Indebtedness is no longer so secured by a Lien; or

(ii)            in the case of Liens securing Secured Indebtedness that is not Subordinated Indebtedness, the Notes or Note Guarantees, as applicable, are contemporaneously secured by a Lien on such property or assets on an equal and ratable basis with the Secured Indebtedness so secured until such time as such Secured Indebtedness is no longer so secured by a Lien.

(b)            Any Lien that is granted to secure the Notes or such Note Guarantee pursuant to Section 4.06(a) shall be automatically released and discharged at the same time as the release of the Lien (other than a release following enforcement of remedies in respect of such Lien or the Obligations secured by such Lien) that gave rise to the obligation to secure the Notes or such Note Guarantee under Section 4.06(a).

(c)            With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the Incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness.

Section 4.07        Limitation on Sale of Assets.

(a)            The Company will not, and will not permit any Restricted Subsidiary to, consummate an Asset Sale unless:

(1)            the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2)            at least 75.0% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of:

(a)            Cash Equivalents; provided that the amount of:

(i)	any liabilities (as shown on the Company’s or such Restricted Subsidiary’s balance sheet or in the notes thereto for the most recent period ended on or prior to such time in respect of which financial statements are internally available or, if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been reflected on the Company’s or such Restricted Subsidiary’s balance sheet or in the notes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet in the good faith determination of the Company or any direct or indirect parent of the Company) of the Company or such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are extinguished in connection with the transactions relating to such Asset Sale, or that are assumed by the transferee of any such assets or Equity Interests, in each case, pursuant to an agreement that releases or indemnifies the Company or such Restricted Subsidiary, as the case may be, from further liability;

(ii)	any notes or other obligations or other securities or assets received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into Cash Equivalents, or by their terms are required to be satisfied for Cash Equivalents (to the extent of the Cash Equivalents received), in each case, within 90 days of the receipt thereof; and

(iii)	any Designated Non-cash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this subclause (iii) that is at that time outstanding, not to exceed the greater of (x) $50.0 million and (y) 25.0% of Consolidated Cash Flow for the Reference Period, calculated at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value);

(b)            shall each be deemed to be Cash Equivalents for the purposes of this clause (a) Replacement Assets; or

(c)            any combination of the consideration specified in clauses (a) and (b).

(b)            Within 365 days after the receipt of any Net Available Cash by the Company or any Restricted Subsidiary from any Asset Sale, the Company or such Restricted Subsidiary may apply an amount equal to the Net Available Cash from such Asset Sale, at its option:

(1)            to invest in Replacement Assets (or, so long as a binding agreement with respect to the purchase of Replacement Assets is entered into within 365 days after the receipt of any Net Available Cash by the Company or any Restricted Subsidiary from any Asset Sale, 90 days after the end of such 365-day period);

(2)            to prepay, repay, purchase or redeem any Secured Indebtedness of the Company or the Guarantors (and, if the Indebtedness being repaid is a Revolving Credit Agreement, to correspondingly reduce commitments with respect thereto), other than Indebtedness owed to the Company or any Restricted Subsidiary;

(3)            to prepay, repay, purchase or redeem any (x) Pari Passu Debt of the Company or the Guarantors, including the Notes (provided that if the Company or any Guarantor shall so prepay, repay, purchase or redeem such Pari Passu Debt other than the Notes, the Company will (A) ratably reduce Obligations under the Notes as provided in Section 3.07 or through open-market purchases at a purchase price equal to or greater than 100.0% of the principal amount thereof or (B) make an offer (in accordance with the procedures set forth below for an Offer to Purchase) to all Holders to purchase at a purchase price equal to 100.0% of the principal amount thereof, plus accrued and unpaid interest, if any, the principal amount of Notes then outstanding), or (y) Indebtedness of a non-Guarantor Restricted Subsidiary, in each case, other than Indebtedness owed to the Company or any Restricted Subsidiary (and, if the Indebtedness being repaid is a Revolving Credit Agreement, to correspondingly reduce commitments with respect thereto); or

(4)            any combination of the foregoing.

(c)            The amount of such Net Available Cash required to be applied (or to be committed to be applied) during such 365-day period as set forth in Section 4.07(b) and not applied (or committed to be applied) as so required by the end of such period shall constitute “Excess Proceeds.” If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds totals at least the greater of (x) $30.0 million and (y) 15.0% of Consolidated Cash Flow for the Reference Period, the Company must commence, not later than the 15th Business Day of such month, and consummate an Offer to Purchase, from the Holders and all holders of other Pari Passu Debt, containing provisions similar to those set forth in this Indenture with respect to offers to purchase with the proceeds of sales of assets, the maximum principal amount of Notes and such other Pari Passu Debt that may be purchased out of the Excess Proceeds. The offer price in any such Offer to Purchase will be equal to 100.0% of the principal amount (or accreted value, if applicable) of the Notes and such other Pari Passu Debt, plus accrued and unpaid interest thereon to, but excluding, the date of purchase, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date falling prior to or on the repurchase date, and will be payable in cash. To the extent that any Excess Proceeds remain after consummation of an Offer to Purchase pursuant to Section 4.07, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture, and those Excess Proceeds shall no longer constitute “Excess Proceeds.” If the aggregate principal amount of Notes and Pari Passu Debt, tendered or otherwise surrendered by holders thereof exceeds the amount of Excess Proceeds, the Paying Agent or the Registrar shall select the Notes (and the Company or its agents shall select such Pari Passu Debt) to be purchased in the manner described below in Section 4.07(e). Upon completion of any such Offer to Purchase, the amount of Net Available Cash and Excess Proceeds shall be reset at zero. The Company may satisfy the foregoing obligations with respect to any Asset Sale by making an Offer to Purchase at any time prior to the expiration of the 365-day reinvestment period.

(d)            Notwithstanding anything to the contrary set forth herein, to the extent that repatriation to the United States of any or all of the Net Available Cash of any Asset Sales by a Foreign Subsidiary (x) is prohibited or delayed by applicable local law or (y) would result in material adverse tax consequences as determined by the Company in its sole discretion, the portion of such Net Available Cash so affected will not be required to be applied in compliance with this covenant; provided that clause (x) of this clause (d) shall apply to such amounts for so long, but only for so long, as the applicable local law will not permit repatriation to the United States (the Company hereby agreeing to use commercially reasonable efforts to cause the applicable Foreign Subsidiary to take all actions reasonably required by the applicable local law, applicable organizational impediments or other impediment to permit such repatriation), and if such repatriation of any of such affected Net Available Cash is permitted under the applicable local law and is not subject to clause (y) of this clause (d), then such Net Available Cash will be applied (net of additional taxes that would be payable or reserved against as a result of repatriating such amounts) in compliance with this Section 4.07. The time periods set forth in this covenant shall not start until such time as the applicable Net Available Cash may be repatriated (whether or not such repatriation actually occurs).

(e)            If more Notes are tendered pursuant to an Offer to Purchase than the Company is required to purchase, selection of such Notes for purchase will be made in compliance with the requirements of the securities exchange, if any, on which such Notes are listed (so long as the Paying Agent or the Registrar knows of such listing) or if such Notes are not listed, on a pro rata basis (with adjustments so that only Notes in denominations of the minimum denomination of $2,000 or integral multiples of $1,000 in excess thereof shall be purchased (or such lower denomination as may be permitted by DTC), by lot or by such other method as the Paying Agent or the Registrar shall deem fair and appropriate (and in such manner as complies with applicable legal requirements and, in the case of Global Notes, the procedures of DTC); provided that the selection of Notes for purchase shall not result in a Holder with a principal amount of Notes less than the minimum denomination of $2,000 (or such lower denomination as may be permitted by DTC). No Note will be repurchased in part if less than the minimum denomination of such Note would be left outstanding.

(f)            Neither the Paying Agent nor the Registrar shall be liable for any selections made by it in accordance with the preceding paragraphs.

Section 4.08        Future Subsidiary Note Guarantees.

If the Company or any Restricted Subsidiary acquires, creates or becomes a Material Domestic Subsidiary on or after the Issue Date, then that newly acquired or created Material Domestic Subsidiary must become a Guarantor and execute a supplemental indenture substantially in the form of Exhibit E hereto.

Section 4.09        Purchase of Notes upon a Change of Control Triggering Event.

(a)            Unless the Company has previously or concurrently delivered a redemption notice with respect to all the outstanding Notes as described in Section 3.03 (which may be conditioned on the consummation of such Change of Control Triggering Event), the Company must commence, prior to or within 30 days of the occurrence of a Change of Control Triggering Event, and consummate an Offer to Purchase for all Notes then outstanding, at a purchase price in cash equal to 101.0% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest thereon, to, but excluding, the date of repurchase, subject to the rights of Holders, on the relevant record date to receive interest due on the relevant interest payment date falling on or prior to the repurchase date. An Offer to Purchase may be made in advance of a Change of Control Triggering Event, and conditioned upon such Change of Control Triggering Event.

The Company will not be required to make an Offer to Purchase upon a Change of Control Triggering Event if a third party makes the Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to an Offer to Purchase made by the Company and purchases all Notes validly tendered and not validly withdrawn under such Offer to Purchase.

(b)            The Company will not be required to make an Offer to Purchase upon a Change of Control Triggering Event if a third party makes the Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to an Offer to Purchase made by the Company and purchases all Notes validly tendered and not withdrawn under such Offer to Purchase.

Section 4.10        Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a)            The Company will not, and will not permit any Restricted Subsidiary (other than the Guarantors) to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary (other than the Guarantors) to:

(1)            pay dividends or make any other distributions on its Capital Stock (or with respect to any other interest or participation in, or measured by, its profits) to the Company or any Restricted Subsidiary (it being understood that the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on Common Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock);

(2)            pay any liabilities owed to the Company or any of Restricted Subsidiary;

(3)            make loans or advances to the Company or any Restricted Subsidiary (it being understood that the subordination of loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness Incurred by the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

(4)            sell, lease or transfer any of its properties or assets to the Company or any Restricted Subsidiary.

(b)            Section 4.10(a) will not apply to encumbrances or restrictions existing under, by reason of or with respect to:

(1)            the Existing Indebtedness or any other agreements in effect on the Issue Date and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof; provided that the encumbrances and restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings, taken as a whole, are not, as determined by the Company or a direct or indirect parent of the Company in good faith, materially more restrictive than those contained in the Existing Indebtedness or such other agreements, as the case may be, as in effect on the Issue Date;

(2)            this Indenture, the Notes and the Note Guarantees and other documents relating to this Indenture, the Notes or the Note Guarantees;

(3)            applicable law, rule, regulation or order;

(4)            any agreement or other instrument of a Person acquired by or merged or consolidated with or into the Company or any Restricted Subsidiary that was in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

(5)            customary encumbrances or restrictions contained in contracts or agreements for the sale of assets applicable to such assets pending consummation of such sale, including customary restrictions with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary;

(6)            restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(7)            encumbrances or restrictions arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, (x) detract from the value of the property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary or (y) affect the Company’s ability to make anticipated principal or interest payment on the Notes in any material respect (in each case as determined by the Company or a direct or indirect parent of the Company in good faith);

(8)            encumbrances or restrictions that restrict distributions or transfers by a Restricted Subsidiary if such restrictions exist under, by reason of or with respect to any agreement for the sale or other disposition of all or substantially all of the Capital Stock of, or property and assets of, that Restricted Subsidiary and are pending such sale or other disposition;

(9)            customary provisions contained in leases, licenses, contracts and other similar agreements entered into in the ordinary course of business to the extent imposing restrictions of the type described in clause (4) of Section 4.10(a) on the property subject to such lease;

(10)            customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business and which the Board of Directors of the Company or a direct or indirect parent of the Company determines in good faith will not adversely affect the Company’s ability to make payments of principal or interest on the Notes;

(11)            Secured Indebtedness otherwise permitted to be Incurred pursuant to Section 4.03 and Section 4.06 to the extent limiting the right of the debtor to dispose of the assets securing such Indebtedness;

(12)            any agreement or instrument relating to Indebtedness, Disqualified Stock or Preferred Stock of the Company or a Restricted Subsidiary permitted to be Incurred under this Indenture following the Issue Date if (A) the encumbrances or restrictions are not materially more disadvantageous to the Holders than is customary in comparable financings (as determined in good faith by the Company or a direct or indirect parent of the Company) and (B) either (x) the Company determines that such encumbrance or restriction will not adversely affect the Company’s ability to make principal and interest payments on the Notes as and when they come due or (y) such encumbrances and restrictions only apply during the continuance of a default in respect of a payment or financial maintenance covenant default in respect of such Indebtedness;

(13)            customary provisions in (x) joint venture agreements entered into in the ordinary course of business with respect to the Equity Interests subject to the joint venture and (y) operating or other similar agreements, asset sale agreements and stock sale agreements entered into in connection with the entering into of such transaction, which limitation is applicable only to the assets that are the subject of those agreements;

(14)            purchase money obligations for property acquired, IRUs and Finance Lease Obligations in the ordinary course of business to the extent imposing restrictions on the property so acquired;

(15)            any encumbrance or restriction of a Receivables Subsidiary effected in connection with a Qualified Receivables Financing; provided, however, that such restrictions apply only to such Receivables Subsidiary and its assets;

(16)            other Indebtedness, Disqualified Stock or Preferred Stock of the Company or any Restricted Subsidiary that is Incurred subsequent to the Issue Date pursuant Section 4.03; provided that such encumbrances and restrictions contained in any agreement or instrument will not materially affect the Company’s ability to make anticipated principal or interest payment on the Notes (as determined by the Company or a direct or indirect parent of the Company in good faith);

(17)            Permitted Refinancing Indebtedness; provided that the encumbrances and restrictions contained in the agreements governing that Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced (as determined by the Company or a direct or indirect parent of the Company in good faith);

(18)            Indebtedness of non-Guarantor Subsidiaries permitted to be Incurred pursuant to the provisions of Section 4.03; and

(19)            any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (18) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company or a direct or indirect parent of the Company, not materially more restrictive as a whole with respect to such encumbrances or restrictions than prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Section 4.11        Designation of Restricted and Unrestricted Subsidiaries.

(a)            The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary; provided that:

(1)            any Guarantee by the Company or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated will, except to the extent repaid, be deemed to be an Incurrence of Indebtedness by the Company or such Restricted Subsidiary, as the case may be, at the time of such designation, and such Incurrence of Indebtedness would be permitted under Section 4.03;

(2)            the aggregate Fair Market Value of all outstanding Investments owned by the Company and the Restricted Subsidiaries in the Subsidiary being so designated (including any Guarantee by the Company or any Restricted Subsidiary of any Indebtedness of such Subsidiary) will, except to the extent repaid, be deemed to be an Investment made as of the time of such designation and that such Investment would be permitted under Section 4.04;

(3)            such Subsidiary does not hold any Capital Stock or Indebtedness of, or own or hold any Lien on any property or assets of, or have any Investment in, the Company or any Restricted Subsidiary;

(4)            the Subsidiary being so designated:

(i)            is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(ii)            is a Person with respect to which neither the Company nor any Restricted Subsidiary has any direct or indirect obligation (i) to subscribe for additional Equity Interests or (ii) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(iii)            has not Guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any Restricted Subsidiary, except to the extent such Guarantee or credit support would be released upon such designation; and

(5)            no Default or Event of Default would be in existence following such designation.

Any designation of a Restricted Subsidiary as an Unrestricted Subsidiary will be evidenced to the Trustee by delivering to the Trustee the Board Resolution giving effect to such designation and an Officer’s Certificate and an Opinion of Counsel certifying that such designation complied with the preceding conditions and was permitted by this Indenture. If, at any time, any Unrestricted Subsidiary would fail to meet any of the preceding requirements described in clause (4) above, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture, and any Indebtedness, Investments or Liens on the property of such Subsidiary will be deemed to be Incurred or made by a Restricted Subsidiary as of such date, and if such Indebtedness, Investments or Liens are not permitted to be Incurred or made as of such date under this Indenture, the Company will be in default under this Indenture.

(b)            The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that:

(1)            such designation will be deemed to be an Incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if such Indebtedness is permitted under Section 4.03;

(2)            all outstanding Investments owned by such Unrestricted Subsidiary will be deemed to be made as of the time of such designation and such designation will only be permitted if such Investments would be permitted under Section 4.04;

(3)            all Liens upon property or assets of such Unrestricted Subsidiary existing at the time of such designation would be permitted under Section 4.06; and

(4)            no Default or Event of Default would be in existence following such designation.

Section 4.12        Provision of Financial Information.

(a)            Whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will deliver to the Trustee and, upon written request, the Holders:

(1)            all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company was required to file such forms, including, but not limited to, a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(2)            all current reports that would be required to be filed with the SEC on Form 8-K if the Company was required to file such reports.

(b)            In the event that the Company is not required to file such reports, documents and information with the SEC pursuant to the Exchange Act, the Company will nevertheless deliver such Exchange Act information to the Trustee and the Holders as if the Company were subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act (1) in the case of quarterly reports, within 15 days after the time period specified in the SEC’s rules and regulations and (2) in the case of annual reports, within 30 days after the time period specified in the SEC’s rules and regulations. The posting of such reports, documents and information to the SEC’s or the Company’s website shall constitute delivery of such information to the Trustee and the Holders. In addition, in the event the Company and Cogent Holdco are not required to file reports under Section 13 or 15(d) of the Exchange Act, the Company will hold a quarterly conference call with Holders, qualified prospective investors and securities analysts to discuss the information contained in the annual and quarterly reports required hereunder not later than ten Business Days following the time the Company furnishes such reports to the Trustee.

(c)            If the Company has designated as Unrestricted Subsidiaries any of its Subsidiaries that is a Significant Subsidiary or that, when taken together with all other Unrestricted Subsidiaries, would be a Significant Subsidiary, then the quarterly and annual financial information required by this Section 4.12 will include a reasonably detailed presentation (which need not be audited or reviewed by the auditors), either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Company and the Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries.

(d)            So long as any Notes remain outstanding the Company and the Guarantors shall furnish to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4).

(e)            Notwithstanding the foregoing clauses (a) through (d), for so long as the Company is a wholly owned Subsidiary of Cogent Holdco, the financial statements referred to above may be the financial statements of Cogent Holdco or a Subsidiary so long as reasonably detailed information (which need not be audited or reviewed by the auditors) is provided showing the assets, liabilities and operating results that are not attributable to the Company and its Subsidiaries.

(f)            The Company will be deemed to have satisfied the information and reporting requirements of Section 4.12(a) with respect to the Holders if (a) the Company or a Subsidiary or a direct or indirect parent has filed such reports containing such information (including the information required pursuant to Section 4.12(e), which, for the avoidance of doubt, need not be filed with the SEC via EDGAR to the extent it is otherwise provided to Holders pursuant to this Section 4.12) with the SEC via the EDGAR (or a successor) filing system or (b) the Company or such Subsidiary or such parent has made such reports available electronically (including by posting to a non-public, password-protected website as provided above) pursuant to this Section 4.12.

(g)            The Trustee shall have no duty to determine if any of the filings described above have been made. Delivery of reports, information and documents to the Trustee under this Indenture is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute actual or constructive notice of any information contained therein, or determinable from information contained therein, including the Company’s compliance with any of its covenants under this Indenture (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate). The Trustee shall have no duty to review or analyze reports delivered to it.

(h)            Delivery of reports, information and documents to the Trustee pursuant to this Section 4.13 is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate).

Section 4.13        Statement by Officers as to Default.

(a)            The Company will deliver to the Trustee, on or before a date not more than 120 days after the end of each fiscal year of the Company (which fiscal year ends on December 31) after the Issue Date, an Officer’s Certificate, as to compliance herewith, including whether or not, after a review of the activities of the Company during such year and of the Company’s and each Guarantor’s performance under this Indenture, to the best knowledge of the signer on behalf of the Company, based on such review of the signer thereof, the Company and each Guarantor are in compliance with all conditions and covenants under this Indenture and is or is not in default in the performance and observance of any of the terms, provisions and conditions of this Indenture and, if there has been a Default specifying each Default and the nature and status thereof and any actions being taken by the Company and the Guarantors with respect thereto.

(b)            When any Default or Event of Default has occurred and is continuing, the Company shall deliver to the Trustee by registered or certified mail or facsimile transmission of an Officer’s Certificate specifying such Default or Event of Default, within 30 days of an Officer of the Company becoming aware of the occurrence of such Default or Event of Default and specifying any actions being taken by the Company and the Guarantors with respect thereto (unless such Default or Event of Default has been cured or waived within such 30-day time period).

Section 4.14        Discharge and Suspension of Covenants.

(a)            If on any date following the Issue Date (i) the Notes have Investment Grade Ratings from two of the Rating Agencies and (ii) no Default or Event of Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), (x) the Note Guarantees will be automatically and unconditionally released and discharged and (y) the Company and its Restricted Subsidiaries will not be subject to the following covenants or provisions (collectively, the “Suspended Covenants”):

(1)	Section 4.03;

(2)	Section 4.04;

(3)	Section 4.05;

(4)	Section 4.07;

(5)	Section 4.08;

(6)	Section 4.10; and

(7)	clause (3) of Section 5.01(a).

(b)            In the event that, after a Covenant Suspension Event, the Notes no longer have an Investment Grade Rating from two of the Rating Agencies (the date of such event, the “Reversion Date”), then the Company and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under this Indenture with respect to future events and the Guarantors shall be required to provide the Note Guarantees that were released and discharged.

(c)            The period of time between the occurrence of a Covenant Suspension Event and the Reversion Date is referred to in this description as the “Suspension Period.” Upon the occurrence of a Covenant Suspension Event, the amount of Excess Proceeds from Net Available Cash shall be reset at zero. With respect to Restricted Payments made after the Reversion Date, the amount of Restricted Payments made will be calculated as though Section 4.04 had been in effect prior to, but not during, the Suspension Period. No Subsidiary may be designated as an Unrestricted Subsidiary during the Suspension Period, unless such designation would have complied with Section 4.04 as if such covenant were in effect during such period. In addition: (i) for purposes of Section 4.03, all Indebtedness Incurred, and Disqualified Stock or Preferred Stock issued, during the Suspension Period will be classified to have been Incurred or issued pursuant to clause (2) of the definition of “Permitted Indebtedness”; (ii) for purposes of Section 4.05, all agreements and arrangements entered into by the Company or any Restricted Subsidiary with an Affiliate of the Company during the Suspension Period will be deemed to have been entered into pursuant to clause (5) of Section 4.05(b); and (iii) for purposes of Section 4.10, all contracts entered into during the Suspension Period that contain any of the restrictions contemplated by such covenant will be deemed to have been entered into pursuant to clause (1) of Section 4.10(b).

(d)            During the Suspension Period, the Company and its Restricted Subsidiaries will be entitled to incur Liens permitted under Section 4.06 (including, without limitation, Permitted Liens). To the extent such covenant and any Permitted Liens refer to one or more Suspended Covenants, such covenant or definition shall be interpreted as though such applicable Suspended Covenant(s) continued to be applicable during the Suspension Period (but solely for purposes of Section 4.06 and the “Permitted Liens” definition and for no other covenant).

(e)            During the Suspension Period, any reference in the definition of “Unrestricted Subsidiary” or “Permitted Liens” to Section 4.03 or any provision thereof shall be construed as if such covenant had remained in effect since the Issue Date and during the Suspension Period.

(f)            Upon the Reversion Date, the obligation to grant Note Guarantees pursuant to Section 4 .08 will be reinstated.

(g)            Notwithstanding that the Suspended Covenants may be reinstated, no Default or Event of Default will be deemed to have occurred as a result of any failure to comply with the Suspended Covenants during any Suspension Period and the Company and any Restricted Subsidiary of the Company will be permitted, without causing a Default or Event of Default or breach of any of the Suspended Covenants (notwithstanding the reinstatement thereof) under this Indenture, to honor, comply with or otherwise perform any contractual commitments or obligations entered into during a Suspension Period (to the extent not entered into in contemplation of the Reversion Date occurring) following a Reversion Date and to consummate the transactions contemplated thereby; provided that, to the extent any such commitment or obligation results in the making of a Restricted Payment, such Restricted Payment shall be made under Section 4.04(a)(3) or Section 4.04(b) and, if not permitted by any of such provisions, such Restricted Payment shall be deemed permitted under Section 4.04(a)(3) and shall be deducted for purposes of calculating the amount pursuant to such clause (3) (which may not be less than zero).

(h)            The Company shall provide an Officer’s Certificate to the Trustee indicating the occurrence of any Covenant Suspension Event or Reversion Date. The Trustee will have no obligation to (i) independently determine or verify if such events have occurred, (ii) make any determination regarding the impact of actions taken during the Suspension Period on the Company’s and its Restricted Subsidiaries’ future compliance with their covenants, (iii) notify the Holders of any Covenant Suspension Event or Reversion Date or (iv) monitor the Investment Grade Ratings of the Notes.

Section 4.15        Measuring Compliance.

(a)            With respect to (x) any Limited Condition Transaction and (y) any repayment, repurchase or refinancing of Indebtedness, Disqualified Stock or Preferred Stock with respect to which an irrevocable notice of repayment has been delivered (an “Irrevocable Repayment”):

(1)	whether any Indebtedness, Disqualified Stock or Preferred Stock (including acquired Indebtedness, Disqualified Stock and Preferred Stock) that is being Incurred, or that is being Incurred in connection with such Limited Condition Transaction or Irrevocable Repayment is permitted to be Incurred in compliance with Section 4.03;

(2)	whether any Lien being Incurred, or that is being Incurred in connection with such Limited Condition Transaction or Irrevocable Repayment is permitted to be Incurred in compliance with Section 4.06 or the definition of “Permitted Liens”;

(3)	whether any other transaction to be undertaken in connection with such Limited Condition Transaction or Irrevocable Repayment or Incurrence of Indebtedness, Disqualified Stock or Preferred Stock (including any dispositions, investments, acquisitions, Restricted Payments, mergers, fundamental changes or designations of Restricted Subsidiaries or Unrestricted Subsidiaries) complies with the covenants or agreements contained in this Indenture or the Notes; and

(4)	any calculation of the ratios, baskets or financial metrics, including Consolidated Cash Flow, Consolidated Leverage Ratio, Consolidated Net Income, Consolidated Total Assets, Fixed Charge Coverage Ratio, Fixed Charges and Secured Leverage Ratio and baskets determined by reference to Consolidated Cash Flow, Consolidated Total Assets, Indebtedness or Secured Indebtedness, and whether a Default, Event of Default or Specified Event of Default exists, in each case, in connection with such Limited Condition Transaction or Irrevocable Repayment;

at the option of the Company (the “Testing Party”), the date that the definitive agreements (or other relevant definitive documentation) are entered into for such Limited Condition Transaction or Irrevocable Repayment (the “Transaction Commitment Date”) may be used as the applicable date of determination, as the case may be, in each case, with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Consolidated Leverage Ratio” or “Consolidated Net Income.” For the avoidance of doubt, if the Company elects to use the Transaction Commitment Date as the applicable date of determination in accordance with the foregoing, (a) (x) any fluctuation or change in (i) Consolidated Cash Flow, Consolidated Leverage Ratio, Consolidated Net Income, Consolidated Total Assets, Fixed Charge Coverage Ratio, Fixed Charges, Indebtedness, Secured Indebtedness and Secured Leverage Ratio and/or (ii) the applicable exchange rate utilized in calculating compliance with any dollar-based provision of this Indenture from the Transaction Commitment Date to the date of consummation of such Restricted Payment, Investment, acquisition, merger or similar transaction or repayment, repurchase or refinancing or Incurrence of Indebtedness, Disqualified Stock or Preferred Stock, in each case, in connection with such Limited Condition Transaction or Irrevocable Repayment, will not be taken into account for purposes of determining whether any Indebtedness, Disqualified Stock, Preferred Stock or Lien that is being Incurred in connection with the foregoing, or in connection with compliance by the Company or any of its Restricted Subsidiaries with any other provision of this Indenture or the Notes or any other transaction or action undertaken in connection with such Restricted Payment, Investment, acquisition, merger or similar transaction or repayment, repurchase or refinancing or Incurrence of Indebtedness, Disqualified Stock or Preferred Stock, is permitted to be Incurred, and (y) such baskets, ratios or financial metrics shall not be tested at the time of consummation of such Restricted Payment, Investment, acquisition, merger or similar transaction or repayment, repurchase or refinancing or Incurrence of Indebtedness, Disqualified Stock or Preferred Stock, in each case, in connection with such Limited Condition Transaction or Irrevocable Repayment (provided, however, that until such Limited Condition Transaction or Irrevocable Repayment is consummated or such definitive agreements (or other relevant definitive documentation) are terminated (or notice expires), such Investment, acquisition, merger or similar transaction or repayment, repurchase or refinancing and all transactions proposed to be undertaken in connection therewith (including the Incurrence of Indebtedness, Disqualified Stock, Preferred Stock and Liens) will be given pro forma effect when determining compliance of other transactions (including the Incurrence of Indebtedness, Disqualified Stock, Preferred Stock and Liens unrelated to such Investment, acquisition, merger or similar transaction or repayment, repurchase or refinancing) that are consummated after the Transaction Commitment Date and on or prior to the date of consummation of such Investment, acquisition, merger or similar transaction or repayment, repurchase or refinancing, and any such transactions (including any incurrence of Indebtedness, Disqualified Stock or Preferred Stock and the use of proceeds thereof) will be deemed to have occurred on the date the definitive agreements (or other relevant definitive documentation) are entered into, and deemed to be outstanding thereafter for purposes of calculating any baskets, ratios or financial metrics under this Indenture after the date of such definitive agreement (or other relevant definitive documentation) and before the date of consummation of such Investment, acquisition, merger or similar transaction or repayment, repurchase or refinancing. In addition, this Indenture will provide that compliance with any requirement relating to the absence of a Default, Event of Default or Specified Event of Default may be determined as of the Transaction Commitment Date and not as of any later date as would otherwise be required under this Indenture. Notwithstanding anything to the contrary, in connection with a Testing Party’s election to use a Transaction Commitment Date pursuant to this paragraph, any reference to “date of incurrence” or “time of incurrence” or other similar phrases with respect to the date or time an action is taken herein will mean the Transaction Commitment Date.

(b)            Accrual of interest, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest or dividends in the form of additional Indebtedness with the same terms, the payment of dividends on Disqualified Stock or Preferred Stock in the form of additional shares of Disqualified Stock or Preferred Stock of the same class, the accretion of liquidation preference or maximum fixed repurchase price and increases in the amount of Indebtedness, Disqualified Stock or Preferred Stock outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness, Disqualified Stock or Preferred Stock will not be deemed to be an Incurrence of Liens, Indebtedness, Disqualified Stock or Preferred Stock for purposes of this Indenture.

(c)            For purposes of calculating any ratio-based basket, with respect to any revolving Indebtedness, delayed draw facility or other committed debt financing Incurred under such ratio-based basket, the Company may elect (which election may not be changed with respect to such Indebtedness), at any time, to either (x) give pro forma effect to the Incurrence of the entire committed amount of such Indebtedness, in which case such committed amount may thereafter be borrowed or reborrowed, in whole or in part, from time to time, without further compliance with any ratio-based component of any provision of this Indenture, or (y) give pro forma effect to the Incurrence of the actual amount drawn under such revolving Indebtedness, delayed draw facility or other committed debt financing, in which case, the ability to Incur the amounts committed to under such Indebtedness will be subject to such ratio-based basket (to the extent being Incurred pursuant to such ratio) at the time of each such Incurrence. To the extent clause (x) of the immediately preceding sentence is elected, such revolving Indebtedness, delayed draw facility or other committed debt financing shall be deemed to be Incurred (and the fully committed amount of Indebtedness as outstanding) at all times thereafter for purposes of testing any ratio-based baskets, regardless of whether such Indebtedness is outstanding, until such commitments have been permanently terminated in full.

(d)            Notwithstanding anything in this Indenture to the contrary, unless the Company elects otherwise, if, on any date, the Company or any of its Restricted Subsidiaries in connection with any transaction or series of related transactions (A) utilizes a ratio-based basket and (B) utilizes a non-ratio-based basket, then the applicable ratio will be calculated on such date with respect to any usage under the applicable ratio-based basket without giving effect to the usage under such non-ratio-based basket made in connection with such transaction or series of related transactions.

(e)            To the extent the date of any delivery of any document required to be delivered pursuant to any provision of this Indenture falls on a day that is not a Business Day, the applicable required date of delivery shall be deemed to be the next succeeding Business Day.

(f)            For purposes of determining the maturity date of any Indebtedness, customary bridge loans that are subject to customary conditions (including no payment or bankruptcy event of default) that would either automatically be extended as, converted into or required to be exchanged for permanent refinancing shall be deemed to have the maturity date as so extended, converted or exchanged.

(g)            Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer or similar term, shall be deemed to apply to a division of or by a limited liability company, limited partnership or trust, or an allocation of assets to a series of a limited liability company, limited partnership or trust (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale or transfer or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company, limited partnership or trust shall constitute a separate Person hereunder (and each division of any limited liability company, limited partnership or trust that is a Subsidiary, Restricted Subsidiary, Unrestricted Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

ARTICLE 5

SUCCESSORS

Section 5.01        Merger, Consolidation or Sale of Assets.

(a)            The Company will not, directly or indirectly: (x) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation) or (y) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties and assets of the Company and the Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1)            immediately after giving effect to such transaction, no Default or Event of Default exists;

(2)            either:

(a)            the Company is the surviving corporation; or

(b)            the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made (i) is a Person organized or existing under the laws of the United States, any state thereof or the District of Columbia or any territory thereof (provided that in the case where such Person is not a corporation, a co-obligor of the Notes is a corporation organized or existing under such laws) and (ii) assumes all the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture;

(3)            immediately after giving effect to such transaction on a pro forma basis, (i) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition will have been made, will be permitted to Incur at least $1.00 of additional Indebtedness as Ratio Debt; or (ii) (x) the Consolidated Leverage Ratio is positive and less than or equal to the Company’s Consolidated Leverage Ratio immediately prior to such transaction or (y) the Fixed Charge Coverage Ratio is greater than or equal to the Company’s Fixed Charge Coverage Ratio immediately prior to such transaction;

(4)            if the Person formed by or surviving any such consolidation or merger is other than the Company, each Guarantor, unless such Guarantor is the Person with which the Company has entered into a transaction under this covenant, will have confirmed to the Trustee in writing that its Note Guarantee will apply to the obligations of the surviving Person in accordance with the Notes and this Indenture; and

(5)            the Company delivers to the Trustee an Officer’s Certificate and Opinion of Counsel, in each case stating that such transaction, such agreement and such supplemental indenture comply with this covenant and that all conditions precedent provided for in this Indenture relating to such transaction have been complied with;

provided that clause (3) above will not apply: (i) if, in the good faith determination of the Board of Directors of the Company or a direct or indirect parent of the Company, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of incorporation of the Company, and such transaction does not have as one of its purposes the evasion of the foregoing limitations; or (ii) to any consolidation, merger, sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and any Guarantor.

Upon any consolidation, merger, sale, assignment, transfer, conveyance or other disposition in accordance with Section 5.01, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, conveyance or other disposition is made will succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, conveyance or other disposition, the provisions of this Indenture referring to the “Company” will refer instead to the successor Person and not to the Company), and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company in this Indenture, and the Company will automatically be released and discharged from its obligations under this Indenture and the Notes. Notwithstanding the foregoing, and so long as the requirements of clause (2) of the preceding paragraph, to the extent applicable, are complied with, (a) any Restricted Subsidiary may consolidate with, merge into or sell, assign, transfer, lease, convey or otherwise dispose of all or part of its properties and assets to the Company, (b) the Company may merge or consolidate with an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing the Company in another state of the United States, the District of Columbia or any territory of the United States so long as the amount of Indebtedness and Liens of the Company and its Restricted Subsidiaries is not increased thereby (unless such increase is permitted by this Indenture), (c) the Company may convert into a limited partnership or limited liability company existing under the laws of the jurisdiction of organization of the Company so long as the Company causes a corporation to be a co-obligor under the Notes and (d) the Company may change its name.

(b)            Other than Cogent Holdco, a Guarantor will not, directly or indirectly: (x) consolidate or merge with or into another Person (whether or not such Guarantor is the surviving Person) or (y) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties and assets of the Guarantor, in one or more related transactions, to another Person, other than the Company or another Guarantor, unless:

(1)            immediately after giving effect to such transaction, no Default or Event of Default exists; and

(2)            either:

(a)            (x) the Guarantor is the surviving corporation or (y) the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition which has been made (i) is a Person organized or existing under the laws of the United States, any state thereof or the District of Columbia or any territory thereof and (ii) assumes all the obligations of that Guarantor under this Indenture, including its Note Guarantee pursuant to a supplemental indenture; or

(b)            such sale, assignment, transfer, lease, conveyance or other disposition or consolidation or merger complies with Section 4.07 to the extent applicable on the date of the subject transaction.

(c)            Upon any consolidation, merger, sale, assignment, transfer, conveyance or other disposition in accordance with this Section 5.01, the successor Person formed by such consolidation or into or with which a Guarantor is merged or to which such sale, assignment, transfer, conveyance or other disposition is made will succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, conveyance or other disposition, the provisions of this Indenture referring to the “Guarantor” will refer instead to the successor Person and not to such Guarantor), and may exercise every right and power of, such Guarantor under this Indenture and the Note Guarantees with the same effect as if such successor Person had been named as a Guarantor in this Indenture and the Note Guarantees, and such Guarantor will automatically be released and discharged from its obligations under this Indenture and such Guarantor’s Note Guarantee.

(d)            Notwithstanding the foregoing, and so long as the requirements of clause (2) of Section 5.01(b) are complied with, (1) any Restricted Subsidiary may consolidate with, merge into or sell, assign, transfer, lease, convey or otherwise dispose of all or part of its properties and assets to a Guarantor, (2) a Guarantor may merge or consolidate with an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing such Guarantor in another state of the United States, the District of Columbia or any territory of the United States, so long as the amount of Indebtedness and Liens of the Guarantor is not increased thereby (unless such increase is permitted by this Indenture), (3) a Guarantor may merge into or sell, assign, transfer, lease, convey or otherwise dispose of all or part of its properties and assets to another Guarantor or the Company, (4) a Guarantor may convert into a corporation, partnership, limited partnership, limited liability company or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor or the laws of the United States, any state thereof or the District of Columbia or any territory thereof so long as the Note Guarantee provided by such Guarantor under the laws of such other jurisdiction is substantially equivalent to the Note Guarantee provided under the laws of the jurisdiction of formation of such Guarantor prior to such conversion and (5) any Guarantor may change its name.

(e)            Notwithstanding the foregoing, for the avoidance of doubt, no restriction under this Section 5.01 shall limit the ability of any non-Guarantor Subsidiary or Unrestricted Subsidiary to engage in any merger, consolidation or sale of all or substantially all assets so long as such transaction is otherwise permitted under this Indenture.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01        Events of Default.

(a)            Each of the following is an “Event of Default”:

(1)            default for 30 days in the payment when due of interest on the Notes;

(2)            default in payment when due (whether at maturity, upon acceleration, redemption or otherwise) of the principal of, or premium, if any, on the Notes;

(3)            failure by the Company or any Restricted Subsidiary for 60 days after written notice by the Trustee or Holders representing 25.0% or more of the aggregate principal amount of Notes outstanding to comply with any of the other agreements in this Indenture;

(4)            default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness by the Company or any Significant Subsidiary (or the payment of which is Guaranteed by the Company or any Restricted Subsidiary) (other than Indebtedness owing to the Company or a Restricted Subsidiary) whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

(a)            is caused by a failure to make any payment within any applicable grace period when due at the final maturity of such Indebtedness (a “Payment Default”); or

(b)            results in the acceleration of such Indebtedness prior to its express maturity;

and, in each case, the amount of any such Indebtedness, together with the amount of any other such Indebtedness that is then subject to a Payment Default or the maturity of which has been so accelerated, aggregates to an amount equal to or greater than the greater of (x) $40.0 million and (y) 20.0% of Consolidated Cash Flow for the Reference Period;

(5)            failure by the Company or any Significant Subsidiary to pay final and non-appealable judgments (to the extent such judgments are not paid or covered by insurance provided by a reputable and solvent carrier) aggregating in excess of the greater of (x) $40.0 million and (y) 20.0% of Consolidated Cash Flow for the Reference Period, which judgments are not paid, discharged or stayed for a period of 60 days;

(6)            except as permitted by this Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee and such default continues for ten days;

(7)            there shall have been the entry of a decree or order that remains unstayed and in effect for 60 consecutive days by a court of competent jurisdiction under any applicable Bankruptcy Code (a) for relief in an involuntary case or proceeding in respect of the Company, any Significant Subsidiary or any group of Restricted Subsidiaries that collectively (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary, (b) adjudging the Company, any Significant Subsidiary or any group of Restricted Subsidiaries that collectively (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary bankrupt or insolvent or (c) appointing a custodian of the Company, any Significant Subsidiary or any group of Restricted Subsidiaries that collectively (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary or of substantially all of the assets of the Company or such Significant Subsidiary, or ordering the winding up or liquidation of their affairs; or

(8)            the Company, any Significant Subsidiary or any group of Restricted Subsidiaries that collectively (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary (a) commences a voluntary case or proceeding in respect of the Company, such Significant Subsidiary or such group of Restricted Subsidiaries under any applicable Bankruptcy Code or any other case or proceeding to be adjudicated bankrupt or insolvent, (b) consents to the entry of a decree or order for debt relief in respect of the Company, such Significant Subsidiary or such group of Restricted Subsidiaries in an involuntary case or proceeding under any applicable Bankruptcy Code or to the commencement of any bankruptcy or insolvency case or proceeding against it, (c) consents to the filing of such petition for the appointment of, or taking possession by, a custodian of the Company, such Significant Subsidiary or such group of Restricted Subsidiaries or of substantially all of the assets of the Company or such Significant Subsidiary, (d) makes a general assignment for the benefit of creditors or (e) admits in writing its inability to pay its debts generally as they become due.

(b)            In the event of any Event of Default specified in Section 6.01(a)(4), such Event of Default and all consequences thereof will be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if prior to 30 days after such Event of Default arose, the Company delivers an Officer’s Certificate to the Trustee stating that (x) the Indebtedness or Guarantee that is the basis for such Event of Default has been discharged, (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured.

Section 6.02        Acceleration.

If an Event of Default (other than as specified in Section 6.01(a)(7) or (8)) shall occur and be continuing with respect to this Indenture, the Trustee or the Holders of at least 25.0% in aggregate principal amount of the then-outstanding Notes may declare all unpaid principal of, premium, if any, and accrued interest on all Notes to be due and payable immediately, by a notice in writing to the Company (with a copy to the Trustee if notice is provided by the Holders) specifying the Event of Default. If an Event of Default specified in Section 6.01(a)(7) or (8) occurs and is continuing, then all outstanding Notes shall become due and payable immediately in an amount equal to the principal amount of the Notes, together with accrued and unpaid interest, if any, to the date the Notes become due and payable, without any declaration or other act on the part of the Trustee or any Holder.

Section 6.03        Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04        Waiver of Past Defaults.

The Holders of a majority in aggregate principal amount of the then-outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, waive, rescind or cancel any existing Default or Event of Default and its consequences hereunder if such waiver, rescission or cancellation would not conflict with any judgment or decree, except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest, if any, on the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then-outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, rescission or cancellation of a Default or Event of Default, any such Default or Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.05        Control by Majority.

Subject to the terms of this Indenture and provision of an indemnity satisfactory to the Trustee, the Holders of a majority in aggregate principal amount of the then-outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any right, power or remedy available to the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee’s personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders (it being understood that the Trustee shall not have any duty to determine whether such action is prejudicial to any Holder).

Section 6.06        Limitation on Suits.

Subject to Section 6.07, a Holder may not pursue any remedy with respect to this Indenture or the Notes unless: (1) the Holder gives the Trustee written notice of a continuing Event of Default; (2) the Holders of at least 25.0% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy; (3) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any costs, liability, loss or expense; (4) the Trustee does not comply with the request within 60 days after receipt of the request and the provision of indemnity; and (5) during such 60-day period, the Holders of a majority in aggregate principal amount of the then-outstanding Notes do not give the Trustee a written direction that is inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain preference or priority over another Holder.

Section 6.07        Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer pursuant to Section 4.07 or Section 4.09), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08        Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a)(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the compensation, reasonable expenses, disbursements and advances of the Trustee and its agents and counsel.

Section 6.09        Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings or any other proceedings, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies hereunder of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

Section 6.10        Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11        Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.12        Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, reasonable expenses, disbursements and advances of the Trustee and its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes including the Guarantors), its creditors or its property and shall be entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.13        Priorities.

If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

(i)            to the Trustee, Paying Agent, Registrar, Transfer Agent, their agents and attorneys for amounts due under Section 7.07, including payment of all compensation, expenses, fees, costs and liabilities incurred, and all advances made, by the Trustee, Paying Agent, Registrar or Transfer Agent and the costs and expenses of collection;

(ii)            to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

(iii)            to the Company or to such party as a court of competent jurisdiction shall direct, including a Guarantor, if applicable.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.13.

Section 6.14        Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.14 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the then-outstanding Notes.

ARTICLE 7

TRUSTEE

Section 7.01        Duties of Trustee.

(a)            If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)            Except during the continuance of an Event of Default:

(i)            the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)            in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the form requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)            The Trustee may not be relieved from liabilities for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

(i)            this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(ii)            the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Trustee, unless it is proved by a final order of a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)            the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)            Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section 7.01 and Section 7.02(f).

(e)            The Trustee shall not be under any obligation to exercise any of its rights, powers or remedies under this Indenture at the request or direction of any of the Holders unless the Holders have offered, and if requested, provided to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense.

(f)            The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02        Rights of Trustee.

(a)            The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(b)            Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)            The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d)            The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)            Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(f)            None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if an indemnity satisfactory to it against such risk or liability is not assured to it.

(g)            The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

(h)            In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(i)            The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent (including the Agents), custodian and other Person employed to act hereunder. Absent willful misconduct or gross negligence, the Trustee shall not be liable for acting in good faith on instructions believed by it to be genuine and from the proper party.

(j)            The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(k)            The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(l)            The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered and, if requested, provided to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(m)            The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein.

Section 7.03        Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11.

Section 7.04        Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05        Notice of Defaults.

If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall send to Holders a notice of the Default within the later of 90 days after it occurs, or promptly after the Trustee obtains knowledge thereof. Except in the case of a Default relating to the payment of principal, premium, if any, or interest on any Note, the Trustee may withhold from the Holders notice of any continuing Default if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders. The Trustee shall not be deemed to know of any Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is such a Default is received by the Trustee at the Corporate Trust Office of the Trustee and such notice references this Indenture and states that it is a “notice of default.” The receipt of reports, information and documents delivered to the Trustee pursuant to Section 4.13 shall not constitute actual knowledge or the receipt of written notice of any Default on the part of the Trustee.

Section 7.06        [Reserved].

Section 7.07        Compensation and Indemnity.

The Company and the Guarantors, jointly and severally, shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and the other Notes Documents and services hereunder and thereunder as the parties shall agree in writing from time to time. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company and the Guarantors, jointly and severally, shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Company and the Guarantors, jointly and severally, shall indemnify the Trustee for, and hold the Trustee harmless against, any and all loss, damage, claims, liability or expense (including attorneys’ fees and expenses) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder or under the other Notes Documents (including the costs and expenses of enforcing this Indenture and the other Notes Documents against the Company or any of the Guarantors (including this Section 7.07) or defending itself against any claim whether asserted by any Holder, the Company, any Guarantor or other Person, or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder or thereunder). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company and the Guarantors need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct or gross negligence.

The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.

Notwithstanding anything contrary in Section 4.06 hereto, to secure the payment obligations of the Company and the Guarantors in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(7) or (8) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Code.

Section 7.08        Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08. The Trustee may resign in writing at any time and the Registrar, Paying Agent and Transfer Agent may resign with 60 days’ prior written notice and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then-outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing and may remove the Registrar, Paying Agent or Transfer Agent by so notifying such Registrar, Paying Agent or Transfer Agent, as applicable, with 90 days’ prior written notice. The Company may remove the Trustee if:

(a)            the Trustee fails to comply with Section 7.10;

(b)            the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Code;

(c)            a custodian or public officer takes charge of the Trustee or its property; or

(d)            the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then-outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Company’s expense), the Company or the Holders of at least 10% in aggregate principal amount of the then-outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, and upon payment of the retiring Trustee’s fees and expenses (including the fees and expenses of its agents and counsel), the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

As used in this Section 7.08 (except with respect to the first paragraph), the term “Trustee” shall also include each of the Paying Agent, Registrar and Transfer Agent, as applicable.

Section 7.09        Successor Trustee by Merger, Etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10        Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation or national banking association organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01        Option to Effect Legal Defeasance and/or Covenant Defeasance.

The Company may, at its option and at any time, elect to have either Section 8.02 or 8.03 applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02        Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from their obligations with respect to all outstanding Notes and Note Guarantees and cure all then-existing Defaults and Events of Default on the date the conditions set forth below are satisfied (“Legal Defeasance”). If the Company exercises the Legal Defeasance option, the Note Guarantees in effect at such time will terminate and any collateral then securing the Notes or the Note Guarantees shall be released. For this purpose, Legal Defeasance means that the Company and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and Note Guarantees, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all their other obligations under such Notes, Note Guarantees and this Indenture including that of the Guarantors (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(a)            the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium, if any, on such Notes when such payments are due from the trust referred to in Section 8.04;

(b)            the Company’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(c)            the rights, powers, trusts, duties and immunities of the Trustee , and the Company’s and the Guarantors’ obligations in connection therewith; and

(d)            this Article 8.

Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.

Section 8.03        Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from their obligations under the covenants contained in Article 4 (other than Sections 4.01 and 4.13), clauses (1), (3), (4) and (5) of Section 5.01(a), and Section 5.01(b) with respect to the outstanding Notes and Note Guarantees on and after the date the conditions set forth in Section 8.04 are satisfied (“Covenant Defeasance”), the Note Guarantees will be released pursuant to Section 13.06, any collateral then securing the Notes or the Note Guarantees shall be released and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any default thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, Sections 6.01(a)(3), 6.01(a)(4), 6.01(a)(5), 6.01(a)(6), 6.01(a)(7) (solely with respect to Restricted Subsidiaries that are Significant Subsidiaries or any group of Restricted Subsidiaries that collectively (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary) and 6.01(a)(8) (solely with respect to Restricted Subsidiaries or any group of Restricted Subsidiaries that collectively (as of the latest audited consolidated financial statements for the Company and its Restricted Subsidiaries) would constitute a Significant Subsidiary) shall not constitute Events of Default.

Section 8.04        Conditions to Legal or Covenant Defeasance.

The following shall be the conditions to the application of either Section 8.02 or 8.03 to the outstanding Notes:

(1)            the Company must irrevocably deposit or cause to be deposited with the Paying Agent, for the benefit of the Holders, cash in U.S. dollars, Government Securities or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, and interest and premium, if any, on, the outstanding Notes on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(2)            in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall state that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)            in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel stating that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)            no Default or Event of Default under Section 6.01(a)(7) or 6.01(a)(8) shall have occurred and be continuing at any time in the period ending on the 91st day after the date of deposit;

(5)            such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Company is a party or by which the Company is bound;

(6)            the Company must have delivered to the Trustee an Opinion of Counsel to the effect that, assuming no intervening bankruptcy of the Company or any Guarantor between the date of deposit and the 91st day following the deposit and assuming that no Holder is an “insider” of the Company under applicable bankruptcy law, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, including Section 547 of the United States Bankruptcy Code and Section 15 of the New York Debtor and Creditor Law;

(7)            the Company must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;

(8)            if the Notes are to be redeemed prior to their Stated Maturity, the Company must deliver to the Trustee and the Paying Agent irrevocable instructions to redeem all of the Notes on the specified redemption date under arrangement satisfactory to each of the Trustee and the Paying Agent for the giving of notice of such redemption by the Paying Agent in the Company’s name and at the Company’s expense; and

(9)            the Company must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance, as applicable, have been complied with.

Notwithstanding the foregoing, the Opinion of Counsel required by clause (2) of this paragraph with respect to a Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Registrar for cancellation (x) have become due and payable or (y) will become due and payable at their Stated Maturity within one year under arrangements satisfactory to the Trustee and the Paying Agent for the giving of notice of redemption by the Paying Agent in the name, and at the expense, of the Company.

Section 8.05        Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or a Guarantor acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the written request of the Company any money or Government Securities held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(2)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06        Repayment to Company.

Subject to any applicable law, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, and interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, and interest has become due and payable shall be paid to the Company on its written request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07        Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or Government Securities in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture, the Notes and the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; provided that, if the Company makes any payment of principal of, premium, if any, and interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01        Without Consent of Holders.

Notwithstanding Section 9.02, the Company, any Guarantor and the Trustee may amend or supplement this Indenture, the Notes or any Note Guarantee without the consent of any Holder:

(1)            to cure any ambiguity, omission, mistake, defect or inconsistency;

(2)            to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code);

(3)            to provide for the assumption of the Company’s or any Guarantor’s obligations to Holders and Note Guarantees in accordance with this Indenture in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s assets;

(4)            to make any change that would not materially adversely affect the legal or contractual rights under this Indenture of any such Holder;

(5)            to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company or any Guarantor;

(6)            (a) to add or release Note Guarantees in accordance with the terms of this Indenture with respect to the Notes or (b) to add one or more co-issuers of the Notes as required under Section 5.01(a);

(7)            to evidence and provide for the acceptance of appointment by a successor Trustee;

(8)            to conform this Indenture, the Notes or any Note Guarantee to any provision of the “Description of Notes” in the Offering Memorandum to the extent such provision is intended to be a verbatim recitation thereof;

(9)            to secure the Notes;

(10)            [reserved];

(11)            [reserved];

(12)            to comply with any requirement of the SEC in connection with any qualification of this Indenture under the U.S. Trust Indenture Act of 1939, as amended;

(13)            to make any amendment to the provisions of this Indenture relating to the transfer and legending of the Notes as permitted by this Indenture, including, without limitation, to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes; or

(14)            to provide for the issuance of Additional Notes under this Indenture in compliance with the terms hereof.

Section 9.02        With Consent of Holders.

Except as provided below in this Section 9.02, the Company, each Guarantor party thereto, if any, and the Trustee may amend or supplement this Indenture, the Notes or the Note Guarantees with the consent of the Holders of at least a majority in aggregate principal amount of the Notes (including Additional Notes, if any) then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and, subject to Sections 6.04 and 6.07, any existing or past Default or Event of Default or compliance with any provision of this Indenture, the Notes and the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then-outstanding Notes(including Additional Notes, if any) (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), other than the Notes beneficially owned by the Company or its Affiliates. Section 2.08 and Section 2.09 shall determine which Notes are considered to be “outstanding” for the purposes of this Section 9.02.

A Note does not cease to be outstanding because the Company or any Affiliate of the Company holds the Note; provided that, in determining whether the Holders of the requisite majority of outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver under this Indenture, Notes owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be outstanding.

Without the consent of each Holder of an outstanding Note affected (including Notes beneficially owned by the Company or its Affiliates), an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1)            reduce the percentage or amount of the aggregate principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2)            change the Stated Maturity of the principal of any Note, or change the date on which any installment of interest is due or scheduled to be paid on, any Note;

(3)            reduce the principal amount of, or premium, if any, or interest on, any Note;

(4)            change the optional redemption dates or optional redemption prices of the Notes from those stated under Section 3.07 (other than any change to the notice periods with respect to such redemption);

(5)            waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the Notes (except, upon a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes, a waiver of a nonpayment default and a waiver of the payment default that resulted from such acceleration);

(6)            make any Note payable in money other than U.S. dollars;

(7)            make any change in the amendment and waiver provisions of this Indenture that requires each Holder’s consent;

(8)            release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture;

(9)            impair the right to institute suit for the enforcement of any payment on or with respect to the Notes or the Note Guarantees; and

(10)            amend, change or modify the obligation of the Company to make and consummate an Offer to Purchase with respect to any Asset Sale in accordance with Section 4.07 after the obligation to make such Offer to Purchase has arisen, or the obligation of the Company to make and consummate an Offer to Purchase in the event of a Change of Control in accordance with Section 4.09 after such Change of Control has occurred, including, in each case, amending, changing or modifying any definition relating thereto.

It is not necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of such amendment, supplement or waiver.

For the avoidance of doubt, the provisions hereunder with respect to the Company’s obligation to make an offer to repurchase the Notes as a result of a Change of Control Triggering Event, including the definition of “Change of Control,” or an Asset Sale may be waived or modified at any time (including after a Change of Control) with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding.

Section 9.03        Compliance with Trust Indenture Act.

For the avoidance of doubt, no amendment to, or waiver or deletion of, any of the covenants in Article 4 (other than Section 4.01 and Section 4.13) shall be deemed to impair or affect any rights of Holders to institute suit for the enforcement of any payment on or with respect to, or to receive payment of principal of, or premium, if any, or interest on, the Notes.

Section 9.04        Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder; provided that any amendment or waiver that requires the consent of each affected Holder shall not become effective with respect to any non-consenting Holder.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver, whether or not such Persons continue to be Holders after such record date.

Section 9.05        Notation on or Exchange of Notes.

The Trustee at the request of the Company may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06        Trustee to Sign Amendments, Etc.

The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment, supplement or waiver until the Board of Directors approves it. In executing any amendment, supplement or waiver, the Trustee shall receive and (subject to Section 7.01) shall be fully protected in conclusively relying upon, in addition to the documents required by Section 15.02, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amendment, supplement or waiver is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Company and any Guarantors party thereto, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof. Notwithstanding the foregoing, no Opinion of Counsel will be required for the Trustee to execute any amendment or supplement in the form of Exhibit E hereto adding a new Guarantor under this Indenture or releasing a Guarantor pursuant to Section 13.06.

ARTICLE 10

[RESERVED]

ARTICLE 11

[RESERVED]

ARTICLE 12

[RESERVED]

ARTICLE 13

GUARANTEES

Section 13.01      Guarantee.

Subject to this Article 13, each of the Guarantors hereby, jointly and severally, guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of, interest and premium, if any, on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 13.01.

If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantees.

Each Note Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or Note Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

In case any provision of any Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Each payment to be made by a Guarantor in respect of its Note Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

As used in this Section 13.01, the term “Trustee” shall also include each of the Paying Agent, Registrar and Transfer Agent, as applicable.

Section 13.02      Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 13, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law. Each Guarantor that makes a payment under its Note Guarantee shall be entitled upon payment in full of all guaranteed obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

Section 13.03      Execution and Delivery.

To evidence its Note Guarantee set forth in Section 13.01, each Guarantor hereby agrees that this Indenture shall be executed on behalf of such Guarantor by the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, the Controller, any Executive Vice President, any Senior Vice President, any Vice President, the Secretary or any Assistant Secretary of the Guarantor or the sole member of the Guarantor, as the case may be, or any other officers of such Guarantor or such sole member, as the case may be, acting at the direction of any such foregoing officer. Neither the Company nor the Guarantors shall be required to make a notation on the Notes to reflect any Note Guarantee or any release, termination or discharge thereof, and any such notation shall not be a condition to the validity of any Note Guarantee.

If an Officer whose signature is on this Indenture or on a Note no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

Section 13.04      Subrogation.

Each Guarantor shall be subrogated to all rights of Holders against the Company in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 13.01; provided that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under this Indenture or the Notes shall have been paid in full.

Section 13.05      Benefits Acknowledged.

Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Note Guarantee are knowingly made in contemplation of such benefits.

Section 13.06      Release of Guarantees.

A Note Guarantee of a Guarantor will be automatically and unconditionally released (and thereupon shall terminate and be discharged and be of no further force and effect):

(1)            in connection with any sale or other disposition (including by merger or otherwise) of (x) Capital Stock of the Guarantor after which such Guarantor is no longer a Subsidiary of the Company, if the sale of all such Capital Stock of that Guarantor complies with the applicable provisions of this Indenture, or (y) all or substantially all the assets of such Guarantor, if such sale or other disposition (including by merger or otherwise) is made in compliance with this Indenture and such entity is not a guarantor under any other Capital Markets Indebtedness or a Revolving Credit Agreement;

(2)            if the Company properly designates the Guarantor as an Unrestricted Subsidiary under this Indenture;

(3)            upon a Legal Defeasance, Covenant Defeasance or satisfaction and discharge of this Indenture that complies with the provisions under Section 8.02, Section 8.03 or Section 14.01, respectively;

(4)            upon payment in full of the aggregate principal amount of all Notes then outstanding and all other obligations under this Indenture and the Notes then due and owing;

(5)            such Subsidiary Guarantor ceasing to be a Material Domestic Subsidiary and such entity is not a guarantor under any other Capital Markets Indebtedness or a Revolving Credit Agreement; or

(6)            upon the occurrence of a Covenant Suspension Event, as described in Section 4.15.

Upon any occurrence giving rise to a release of a Note Guarantee as specified above and upon the Company’s delivery to the Trustee of an Officer’s Certificate certifying compliance with the applicable provisions, the Trustee will, at the sole cost of the Company, execute any documents reasonably requested by the Company in order to evidence or effect such release, termination and discharge in respect of such Note Guarantee. Neither the Company nor any Guarantor will be required to make a notation on the Notes to reflect any Note Guarantee or any such release, termination or discharge. The Trustee shall not be liable for any such release undertaken in reliance (in good faith) on such Officer’s Certificate.

ARTICLE 14

SATISFACTION AND DISCHARGE

Section 14.01      Satisfaction and Discharge.

This Indenture shall be discharged and shall cease to be of further effect (except as to certain surviving rights of the Trustee and the Company’s obligations with respect thereto) as to all Notes issued hereunder and any collateral then securing the Notes shall be released when:

(1)            either:

(a)            all of the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee or Registrar for cancellation; or

(b)            all of the Notes not previously delivered to the Trustee or Registrar for cancellation (i) have become due and payable, (ii) will become due and payable at their Stated Maturity within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee and Paying Agent for the giving of notice of redemption by the Paying Agent in the name, and at the expense, of the Company, and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee or Paying Agent (or such other entity directed, designated or appointed by the Company and reasonably acceptable to the Trustee, acting for the Trustee or Paying Agent for this purpose in accordance with this Article 14) funds in an amount of money or Government Securities sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee or Registrar for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Paying Agent to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(2)            the Company and/or the Guarantors have paid all other sums payable under this Indenture; and

(3)            the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to clause (1)(b) of this Section 14.01, the provisions of Section 14.02 and Section 8.06 shall survive.

If requested in writing by the Company to the Trustee and Paying Agent (which request may be included in the applicable notice of redemption or pursuant to the above referenced Officer’s Certificate) no later than five Business Days prior to such distribution, the Trustee or Paying Agent shall distribute to the Holders any amounts deposited with it prior to the Stated Maturity or the redemption date, as the case may be. For the avoidance of doubt, the distribution and payment to Holders prior to the Stated Maturity or redemption date as set forth above shall not include any negative interest, present value adjustment, break cost or any additional premium on such amounts. To the extent the Notes are represented by a Global Note deposited with a depositary for a clearing system, any payment to the beneficial holders holding interests as a participant of such clearing system shall be subject to the then-applicable procedures of the clearing system.

Section 14.02      Application of Trust Money.

Subject to the provisions of Section 8.06, all money or Government Securities deposited with the Trustee or Paying Agent (or such other entity directed, designated or appointed by the Company and reasonably acceptable to the Trustee, acting for the Trustee or Paying Agent for this purpose in accordance with this Article 14) pursuant to Section 14.01 shall be held and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as acceptable to the Trustee, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent (or such other entity directed, designated or appointed by the Company and reasonably acceptable to the Trustee, acting for the Trustee or Paying Agent for this purpose in accordance with this Article 14) is unable to apply any money or Government Securities in accordance with Section 14.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 14.01; provided that if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of their obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent (or such other entity).

ARTICLE 15

MISCELLANEOUS

Section 15.01      Notices.

Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), facsimile or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company and/or any Guarantor:

Cogent Communications Group, Inc.

2450 N Street, N.W.

Washington, D.C. 20037

Facsimile: 202.338.8798

Attention: John Chang

If to the Trustee:

Wilmington Trust, National Association
1100 North Market Street
Wilmington, Delaware 19890
Facsimile: (302) 636-4149
Attention: Cogent Communications Administrator

The Company, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; when receipt acknowledged, if faxed; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder shall be mailed by first-class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. So long as the Notes are registered in the name of DTC, any notices to be provided to the Holders may be provided by electronic means in accordance with DTC’s operational procedures.

If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 15.02     Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company or any of the Guarantors to the Trustee to take any action under this Indenture, the Company or such Guarantor, as the case may be, shall furnish to the Trustee the following (except that (x) no Opinion of Counsel will be required in connection with the original issuance of the Initial Notes on the date hereof and (y) no Opinion of Counsel will be required in connection with the execution of any amendment or supplement in the form of Exhibit E hereto adding a new Guarantor under this Indenture or the release of a Guarantor pursuant to Section 13.06 hereof):

(a)            an Officer’s Certificate in form reasonably satisfactory to the Trustee, if applicable (which shall include the statements set forth in Section 15.03) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b)            an Opinion of Counsel in form reasonably satisfactory to the Trustee, if applicable (which shall include the statements set forth in Section 15.03) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 15.03     Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture and shall include:

(a)            a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)            a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)            a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officer’s Certificate as to matters of fact); and

(d)            a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 15.04     Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 15.05     No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator, stockholder, member, manager or partner of the Company, any Subsidiary or any direct or indirect parent of the Company, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture or the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees. The waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Section 15.06     Governing Law; Waiver of Jury Trial.

THIS INDENTURE, THE NOTES AND ANY NOTE GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 15.07     Force Majeure.

In no event shall the Trustee, Paying Agent, Registrar or Transfer Agent be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, epidemics, pandemics, interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility.

Section 15.08     Successors.

All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee, the Paying Agent, Registrar and Transfer Agent in this Indenture shall bind their respective successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 13.06.

Section 15.09     Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 15.10     Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page to this Indenture by facsimile, email or other electronic means shall be effective as delivery of a manually executed counterpart of this Indenture.

Section 15.11     Table of Contents, Headings, Etc.

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 15.12     USA Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act the Trustee and Agents, like all financial institutions and in order to help fight the funding of terrorism and money laundering, are required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account. The parties to this agreement agree that they will provide the Trustee and the Agents with such information as they may request in order to satisfy the requirements of the USA Patriot Act.

Section 15.13     Days Other than Business Days.

If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue on such payment for the intervening period. If a regular Record Date is not a Business Day, the Record Date shall not be affected.

Section 15.14     Jurisdiction.

Any legal suit, action or proceeding arising out of or based upon this Indenture or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in Section 15.01 hereof shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum. Notwithstanding the foregoing, the Trustee may bring an action against the Company in any other jurisdiction of its choosing.

[Signatures on Following Pages]

COGENT COMMUNICATIONS GROUP, INC.

By:	/s/ David Schaeffer
	Name:	David Schaeffer
	Title:	President and Chief Executive Officer

Cogent Communications, Inc.
as Guarantor

By:	/s/ David Schaeffer
	Name:	David Schaeffer
	Title:	President and Chief Executive Officer

COGENT COMMUNICATIONS, INC., as sole member of each of:
COGENT IH, LLC
COGENT WG, LLC
as Guarantors

By:	/s/ David Schaeffer
	Name:	David Schaeffer
	Title:	President and Chief Executive Officer

[Signature Page to Indenture]

COGENT COMMUNICATIONS HOLDINGS, INC.,
as Guarantor

By:	/s/ David Schaeffer
	Name:	David Schaeffer
	Title:	President and Chief Executive Officer

[Signature Page to Indenture]

WILMINGTON TRUST, National Association, as Trustee

By:	/s/ Karen Ferry
	Name:	Karen Ferry
	Title:	Vice President

[Signature Page to Indenture]

EXHIBIT A

[Face of Note]

[Insert the Global Note Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert Regulation S Temporary Global Note Legend, if applicable, pursuant to the provisions of the Indenture]

CUSIP [                ]
ISIN [                ]1

[RULE 144A][REGULATION S] GLOBAL NOTE
7.000% Senior Notes due 2027

No. ___	[$______________]

COGENT COMMUNICATIONS GROUP, INC.

promises to pay to CEDE & CO. or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [of                                                        United States Dollars] on June 15, 2027.

Interest Payment Dates: June 15 and December 15

Record Dates: June 1 and December 1

[1]	Rule 144A Note CUSIP:	19240C AE3
	Rule 144A Note ISIN:	US19240CAE30
	Regulation S Note CUSIP:	U19283 AH0
	Regulation S Note ISIN:	USU19283AH02

IN WITNESS HEREOF, the Company has caused this instrument to be duly executed.

COGENT COMMUNICATIONS GROUP, INC.

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture.

Dated: [               ]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

7.000% Senior Notes due 2027

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.            Interest. Cogent Communications Group, Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Note at 7.000% per annum from June 22, 20222 until Maturity. The Company will pay interest semi-annually in arrears on June 15 and December 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that the first Interest Payment Date shall be December 15, 2022.3 The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Code) on overdue principal and premium, if any, at the interest rate on the Notes to the extent lawful; they shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Code) on overdue installments of interest (without regard to any applicable grace periods) at the interest rate on the Notes to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

2.            Method of Payment. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders at the close of business on the June 1 or December 1 (whether or not a Business Day), as the case may be, immediately preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. If a Holder has given wire transfer instructions to the Company or the paying agent maintained by the Company (the “Paying Agent”) at least ten Business Days prior to the applicable payment date, the Company will pay through the Paying Agent all principal of and premium, if any, and interest on that Holder’s Notes in accordance with those instructions. All other payments on Notes will be made at the office or agency of the Paying Agent and Registrar unless the Company elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest, with respect to the Global Notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the account specified by DTC.

3.            Paying Agent and Registrar. Initially, Wilmington Trust, National Association will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders. The Company or any of its Subsidiaries may act in any such capacity.

4.            Indenture. The Company issued the Notes under an Indenture, dated as of June 22, 2022 (the “Indenture”), among the Company, the Guarantors named therein and Wilmington Trust, National Association, as trustee (the “Trustee”). This Note is one of a duly authorized issue of notes of the Company designated as its 7.000% Senior Notes due 2027. The Company shall be entitled to issue Additional Notes pursuant to Section 2.01 of the Indenture. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are unsecured obligations of the Company. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

5.            Optional Redemption.

(a)            At any time prior to June 15, 2024, the Company may redeem up to 40.0% of the aggregate principal amount of Notes issued under the Indenture (calculated after giving effect to any issuance of Additional Notes) at a redemption price of 107.000% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the Redemption Date, with the net cash proceeds of one or more Equity Offerings (in the case of an Equity Offering by a direct or indirect parent of the Company to the extent that such cash proceeds are contributed to the common equity capital of the Company or used to purchase Capital Stock (other than Disqualified Stock) of the Company); provided that:

2 With respect to the Initial Notes.

3 With respect to the Initial Notes.

(1)            at least 60.0% of the aggregate principal amount of Notes issued under the Indenture (calculated after giving effect to any issuance of Additional Notes) remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company or its Affiliates); and

(2)            the redemption must occur within 90 days of the date of the closing of such Equity Offering.

(b)            At any time prior to June 15, 2024, the Company may redeem all or part of the Notes at a redemption price equal to the sum of (i) 100.0% of the principal amount thereof, (ii) the Applicable Premium as of the date of redemption and (iii) accrued and unpaid interest thereon to, but excluding, the Redemption Date, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the Redemption Date.

(c)            In addition, at any time on or after June 15, 2024, the Company may redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon, to, but excluding, the Redemption Date, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the Redemption Date, if redeemed during the 12-month period beginning on June 15 of the years indicated below:

Period	Redemption Price

2024	103.500%

2025	101.750%

2026 and thereafter	100.000%

(d)            At any time, in connection with any tender offer or other offer to purchase the Notes (including pursuant to an Offer to Purchase), if not less than 90.0% in aggregate principal amount of the outstanding Notes are purchased by the Company, or any third party purchasing or acquiring Notes in lieu of the Company, all of the Holders will be deemed to have consented to such tender offer or other offer and, accordingly, the Company or such third party will have the right, upon notice as described below, to redeem the Notes that remain outstanding following such purchase at the price paid to Holders in such purchase (which may be less than par), plus accrued and unpaid interest, if any, on such Notes to, but excluding, the Redemption Date, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the Redemption Date.

6.            Mandatory Redemption. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

7.            Notice of Redemption. Subject to Section 3.03 of the Indenture, notice of redemption will be mailed by first-class mail (or sent electronically, or otherwise in accordance with the procedures of DTC) at least 10 days but not more than 60 days before the Redemption Date (except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued (i) in connection with Article 8 or Article 14 of the Indenture or (ii) in the case of a redemption that is subject to one or more conditions precedent) to each Holder whose Notes are to be redeemed at its registered address (with a copy to the Trustee and Paying Agent) or otherwise in accordance with the procedures of DTC. In connection with any redemption of Notes, any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Company’s discretion, the Redemption Date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), or such redemption may not occur and such notice may be modified or rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Company in its sole discretion) by the Redemption Date, or by the Redemption Date so delayed. In addition, such notice of redemption may be extended if such conditions precedent have not been satisfied or waived by the Company by providing notice to the Holders. Subject to Section 3.05 of the Indenture, on and after the Redemption Date, interest ceases to accrue on Notes or portions thereof called for redemption.

8.            Offers to Repurchase.

(a)            Unless the Company has previously or concurrently delivered a redemption notice with respect to all the outstanding Notes as described in Section 3.03 of the Indenture (which may be conditioned on the consummation of such Change of Control Triggering Event), the Company must commence, prior to or within 30 days of the occurrence of a Change of Control Triggering Event, and consummate an Offer to Purchase for all Notes then outstanding, at a purchase price in cash equal to 101.0% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest thereon, to, but excluding, the date of repurchase, subject to the rights of Holders, on the relevant record date to receive interest due on the relevant interest payment date falling prior to or on the repurchase date. An Offer to Purchase may be made in advance of a Change of Control Triggering Event, and conditioned upon such Change of Control Triggering Event. The Change of Control offer shall be made in accordance with Section 4.09 of the Indenture.

(b)            Under certain circumstances described in the Indenture, the Company will be required to apply the proceeds of Asset Sales to the repayment of the Notes and Pari Passu Debt. The offer shall be made in accordance with Section 4.07 of the Indenture.

9.            Denominations, Transfer, Exchange. The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and/or the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Notes or portion of Notes selected for redemption, except for the unredeemed portion of any Notes being redeemed in part. Also, neither the Registrar nor the Company shall be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of mailing of notice of redemption of Notes for redemption under Section 3.02 and ending at the close of business on the day of such mailing, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, or (C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.

10.            Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

11.            Amendment, Supplement and Waiver. The Indenture, the Note Guarantees or the Notes may be amended or supplemented as provided in the Indenture.

12.            Defaults and Remedies. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. If an Event of Default (other than as specified in Section 6.01(a)(7) or (8) of the Indenture) shall occur and be continuing with respect to this Indenture, the Trustee or the Holders of at least 25.0% in aggregate principal amount of the then-outstanding Notes may declare all unpaid principal of, premium, if any, and accrued interest on all Notes to be due and payable immediately by notice in writing to the Company (with a copy to the Trustee if notice is provided by the Holders) specifying the Event of Default. If an Event of Default specified in Section 6.01(a)(7) or (8) of the Indenture occurs and is continuing, then all outstanding Notes shall become due and payable immediately in an amount equal to the principal amount of the Notes, together with accrued and unpaid interest, if any, to the date the Notes become due and payable, without any declaration or other act on the part of the Trustee or any Holder. Holders may not enforce the Indenture, the Notes or the Note Guarantees except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then-outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. Except in the case of a Default relating to the payment of principal, premium, if any, or interest on any Note, the Trustee may withhold from the Holders notice of any continuing Default if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders. The Holders of a majority in aggregate principal amount of the then-outstanding Notes by written notice to the Trustee may, on behalf of the Holders of all of the Notes, waive, rescind or cancel any existing Default or Event of Default and its consequences hereunder if such waiver, rescission or cancellation would not conflict with any judgment or decree, except a continuing Default or Event of Default in the payment of principal of, premium on, if any, or interest, if any, on the Notes; provided, however, that the Holders of a majority in aggregate principal amount of the then-outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required within 30 days after an Officer of the Company becomes aware of any Default or Event of Default, to deliver to the Trustee an Officer’s Certificate specifying such Default or Event of Default (unless such Default or Event of Default has been cured or waived within such 30-day time period) and any actions being taken by the Company and the Guarantors with respect thereto.

13.            Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

14.            No Recourse Against Others. No director, officer, employee, incorporator, stockholder, member, manager or partner of the Company, any Subsidiary or any direct or indirect parent of the Company, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees. The waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

15.            Authentication. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee or an authenticating agent.

16.            Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17.            GOVERNING LAW. THE INDENTURE, THE NOTES AND ANY NOTE GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

18.            WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THE INDENTURE IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED THEREBY.

19.            CUSIP/ISIN Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company have caused CUSIP/ISIN numbers to be printed on the Notes and the Trustee may use CUSIP/ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Company in writing or by telephone at the following address:

Cogent Communications Group, Inc.
2450 N Street, N.W.

Washington, D.C. 20037
(202) 295-4200
Attention: Investor Relations

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.07 or 4.09 of the Indenture, check the appropriate box below:

☐ Section 4.07	☐ Section 4.09

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.07 or Section 4.09 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $                       . The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note Following Such Decrease or Increase	Signature of Authorized Signatory of Trustee or Notes Registrar

*	This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Cogent Communications Group, Inc.
2450 N Street, N.W.

Washington, D.C. 20037
Facsimile: (202) 338-8798
Attention: Investor Relations

Wilmington Trust, National Association,
as Trustee

1100 North Market Street

Wilmington, DE 19890
Facsimile: (302) 636-4149
Attention: Cogent Communications Administrator

Re: 7.000% Senior Notes due 2027

Reference is hereby made to the Indenture, dated as of June 22, 2022 (the “Indenture”), among Cogent Communications Group, Inc., the Guarantors named therein and Wilmington Trust, National Association, as trustee (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

(the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $                     in such Note[s] or interests (the “Transfer”), to                      (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2. ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S TEMPORARY GLOBAL NOTE, THE REGULATION S PERMANENT GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b), (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Temporary Global Note, the Regulation S Permanent Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3. ☐ CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144;

or

(b) ☐ such Transfer is being effected to the Company or a subsidiary thereof;

or

(c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4. ☐ Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)           ☐ such Transfer is being effected pursuant to and in accordance with Rule 144;

or

(b)           ☐ such Transfer is being effected to the Company or a subsidiary thereof;

or

(c)           ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d)           ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

5. ☐ CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

(a) ☐ CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 to a Person who is not an affiliate (as defined in Rule 144) of the Company under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b) ☐ CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 to a Person who is not an affiliate (as defined in Rule 144) of the Company and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c) ☐ CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 to a Person who is not an affiliate (as defined in Rule 144) of the Company and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

6. ☐ CHECK IF TRANSFEROR IS AN AFFILIATE OF THE COMPANY.

7. ☐ CHECK IF TRANSFEREE IS AN AFFILIATE OF THE COMPANY.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:

Name:
Title:

Dated: _______________________

ANNEX A TO CERTIFICATE OF TRANSFER

1.            The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)          ☐ a beneficial interest in the:

(i)            ☐ 144A Global Note (CUSIP [       ]), or

(ii)           ☐ Regulation S Global Note (CUSIP [       ]), or

(iii)          ☐ IAI Global Note (CUSIP [       ]), or

(b)          ☐ a Restricted Definitive Note.

2.            After the Transfer the Transferee will hold:

[CHECK ONE]

(a)          ☐ a beneficial interest in the:

(i)            ☐ 144A Global Note (CUSIP [       ]), or

(ii)           ☐ Regulation S Global Note (CUSIP [       ]), or

(iii)          ☐ IAI Global Note (CUSIP [       ]), or

(iv)          ☐ Unrestricted Global Note (CUSIP [       ]), or

(b)          ☐ a Restricted Definitive Note; or

(c)          ☐ an Unrestricted Definitive Note, in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Cogent Communications Group, Inc.
2450 N Street, N.W.

Washington, D.C. 20037
Facsimile: (202) 338-8798
Attention: Investor Relations

Wilmington Trust, National Association,
as Trustee

1100 North Market Street

Wilmington, DE 19890
Facsimile: (302) 636-4149
Attention: Cogent Communications Administrator

Re: 7.000% Senior Notes due 2027

(CUSIP [          ])

Reference is hereby made to the Indenture, dated as of June 22, 2022 (the “Indenture”), among Cogent Communications Group, Inc., the Guarantors named therein and Wilmington Trust, National Association, as trustee (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

___________ (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $__________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

(1) EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE.

(a) ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the U.S. Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act, (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States and (v) the Owner is not an affiliate (as defined in Rule 144) of the Company.

(b) ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act, (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States and (v) the Owner is not an affiliate (as defined in Rule 144) of the Company.

(c) ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act, (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States and (v) the Owner is not an affiliate (as defined in Rule 144) of the Company.

(d) ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act, (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States and (v) the Owner is not an affiliate (as defined in Rule 144) of the Company.

(2) EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES.

(a) ☐ CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b) ☐ CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [ ] 144A Global Note [ ] Regulation S Global Note [ ] IAI Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

(3) ☐ CHECK IF OWNER IS AN AFFILIATE OF THE COMPANY.

(4) ☐ CHECK IF OWNER IS EXCHANGING THIS NOTE IN CONNECTION WITH AN EXPECTED TRANSFER TO AN AFFILIATE OF THE COMPANY.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: _______________________

EXHIBIT D

FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Cogent Communications Group, Inc.
2450 N Street, N.W.

Washington, D.C. 20037
Facsimile: (202) 338-8798
Attention: Investor Relations

Wilmington Trust, National Association,
as Trustee

1100 North Market Street

Wilmington, DE 19890
Facsimile: (302) 636-4149
Attention: Cogent Communications Administrator

Re: 7.000% Senior Notes due 2027

Reference is hereby made to the Indenture, dated as of June 22, 2022 (the “Indenture”), among Cogent Communications Group, Inc., as issuer (the “Company”), the Guarantors party thereto and Wilmington Trust, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $____________ aggregate principal amount of:

(a) ☐ a beneficial interest in a Global Note; or

(b) ☐ a Definitive Note;

we confirm that:

1.            We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2.            We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904, (E) pursuant to the provisions of Rule 144 or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

D-1

3.            We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4.            We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.            We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated: ______________________

D-2

EXHIBIT E

[FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

[ ] Supplemental Indenture (this “Supplemental Indenture”), dated as of __________, among __________________ (the “Guaranteeing Subsidiary”), a subsidiary of Cogent Communications Group, Inc., a Delaware corporation (the “Company”), and Wilmington Trust, National Association, a national banking association organized and existing under the laws of the United States of America, as trustee (the “Trustee”).

W I T N E S E T H

WHEREAS, each of the Company and the Guarantors (as defined in the Indenture referred to below) have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of June 22, 2022 providing for the issuance of an $450,000,000 aggregate principal amount of 7.000% Senior Notes due 2027 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

(1)            Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2)            Agreement to be Bound. The Guaranteeing Subsidiary hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture.

(3)            Guarantee. The Guaranteeing Subsidiary agrees, on a joint and several basis with all the existing Guarantors, to Guarantee to each Holder and the Trustee all Obligations under the Indenture and the Notes pursuant to Article 13 of the Indenture.

(4)            No Recourse Against Others. No director, officer, employee, incorporator, stockholder, member, manager or partner of the Company, any Subsidiary or any direct or indirect parent of the Company, as such, will have any liability for any obligations of the Company or the Guarantors (including the Guaranteeing Subsidiary) under the Notes, any Note Guarantees, the Indenture or any Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees. The waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

(5)            Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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(6)            Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page to this Supplemental Indenture by facsimile, email or other electronic means shall be effective as delivery of a manually executed counterpart of this Supplemental Indenture.

(7)            Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

(8)            The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

(9)            Benefits Acknowledged. The Guaranteeing Subsidiary’s Note Guarantee is subject to the terms and conditions set forth in the Indenture. The Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Note Guarantee are knowingly made in contemplation of such benefits.

(10)            Successors. All agreements of the Guaranteeing Subsidiary in this Supplemental Indenture shall bind its successors, except as otherwise provided in the Indenture. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

COGENT COMMUNICATIONS GROUP, INC.

By:
Name:
Title:

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

WILMINGTON TRUST, National Association, as Trustee

By:
Name:
Title:

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